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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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KEMET CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

June 30, 2011

Dear Stockholder:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the "Annual Meeting") which will be held on Wednesday, July 27, 2011, at 10:30 a.m., local time, at the Westin Poinsett Hotel, 120 South Main Street, Greenville, South Carolina.

        The notice of meeting, proxy statement and proxy are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

        It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

Sincerely,

Frank G. Brandenberg Chairman of the Board of Directors

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2011 Annual Meeting of Stockholders (the "Annual Meeting") of KEMET Corporation (the "Corporation") will be held on Wednesday, July 27, 2011, at 10:30 a.m., local time, at the Westin Poinsett Hotel, 120 South Main Street, Greenville, South Carolina, to consider and take action with respect to the following matters:

  1)
  The election of three directors, each for a three-year term or until his successor is duly elected and qualified.

  2)
  The ratification of the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for the fiscal year ending March 31, 2012.

  3)
  The approval of the Corporation's 2011 Omnibus Equity Incentive Plan.

  4)
  The approval of an amendment to the Corporation's Restated Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 300,000,000 to 175,000,000.

  5)
  The approval of the Corporation's Second Restated Certificate of Incorporation.

  6)
  The advisory approval of the compensation paid to the Corporation's Named Executive Officers.

  7)
  The advisory vote on the frequency by which stockholders should have the opportunity to provide an advisory approval of the compensation paid to our Named Executive Officers.

  8)
  The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Holders of record of the Corporation's Common Stock at the close of business on June 9, 2011, are entitled to receive notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 27, 2011:

        The Proxy Statement and Annual Report are available at http://www.kemet.com/proxymaterials.

By order of the Board of Directors,

R. James Assaf Secretary

June 30, 2011

        Whether or not you plan to attend the meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed proxy and mail it promptly in the envelope provided to ensure that your shares will be represented. You may nevertheless vote in person if you attend the Annual Meeting. In addition, your proxy is revocable at any time before it is voted by written notice to the Secretary of the Corporation or by delivery of a later-dated proxy.

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

PROXY STATEMENT

2011 Annual Meeting of Stockholders
July 27, 2011

        This proxy statement is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of KEMET Corporation (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the 2011 Annual Meeting of Stockholders (the "Annual Meeting") to be held on July 27, 2011, at the Westin Poinsett Hotel, 120 South Main Street, Greenville, South Carolina, and at any adjournments or postponements thereof.

        This proxy statement, the enclosed proxy and the Corporation's 2011 Annual Report to Stockholders ("Annual Report") will be mailed on or about June 30, 2011 to holders of record of Common Stock as of the close of business on June 9, 2011.

        When you sign and return the enclosed proxy, the individuals identified as proxies thereon will vote the shares represented by the proxy in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote the shares represented thereby FOR the election of each of the directors described herein, FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2012, FOR the approval of the Corporation's 2011 Omnibus Equity Incentive Plan, FOR the approval of an amendment to the Corporation's Restated Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 300,000,000 to 175,000,000, FOR the approval of the Corporation's Second Restated Certificate of Incorporation, FOR the advisory approval of the compensation paid to the Corporation's Named Executive Officers, FOR the advisory approval of an opportunity for stockholders to provide an advisory approval of the compensation paid to our Named Executive Officers every year and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the recommendation of the Corporation's management.

        Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.

        Each outstanding share of Common Stock entitles the holder thereof to one vote. On June 9, 2011, the record date, there were 44,147,037 shares of Common Stock outstanding. The presence in person or by proxy of a majority of such shares of Common Stock shall constitute a quorum. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum. Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

        Each director nominee shall be elected to the Board of Directors by vote of the majority of the votes cast with respect to that director nominee's election at any meeting for the election of directors at which a quorum is present. The Amended and Restated By-laws of the Corporation provide that a majority of the votes cast means the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee. The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending March 31, 2012, to approve the Corporation's 2011 Omnibus Equity Incentive Plan and to approve on an advisory basis the compensation paid to the Corporation's Named Executive Officers. The frequency choice for the advisory approval of the compensation paid to the Corporation's Named Executive Officers receiving the most stockholder votes will be deemed the choice of the stockholders. The affirmative vote, either in person or by proxy, of a majority of the votes entitled to be cast by the holders of the Corporation's outstanding Common Stock is required to approve the amendment to the Corporation's Restated Certificate of Incorporation and to approve the Corporation's Second Restated Certificate of Incorporation.

        Abstentions will have no effect on the election of directors, ratification of Ernst & Young LLP as the independent registered public accounting firm, the approval of the Corporation's 2011 Omnibus Equity Incentive Plan or the advisory approval of the compensation paid to the Named Executive Officers since only votes "For" or "Against" each such proposal will be counted. Abstentions will have the same effect as a vote against the approval of the amendment to the Corporation's Restated Certificate of Incorporation and the approval of the Corporation's Second Restated Certificate of Incorporation.

        On the other hand, shares resulting in broker "non-votes," if any, while present at the meeting are not entitled to vote for such matter and will have no effect on the outcome of the vote. When a matter is not routine and the brokerage firm has not received voting instructions from the stockholder, the brokerage firm cannot vote the shares on that matter. This is called a broker "non-vote." The ratification of the selection of independent auditors, the approval of an amendment to the Corporation's Restated Certificate of Incorporation and the approval of the Corporation's Second Restated Certificate of Incorporation are considered routine matters. The election of directors, the approval of the Corporation's 2011 Omnibus Equity Incentive Plan, the advisory approval of the compensation paid to the Named Executive Officers and the advisory vote on the frequency by which stockholders should have the opportunity to provide an advisory approval of the compensation paid to our Named Executive Officers are not considered routine.

PROPOSAL TO ELECT THREE DIRECTORS

        The Corporation's Restated Certificate of Incorporation provides that the Board of Directors will consist of not more than nine nor fewer than three directors with the number of directors to be established by the Board of Directors by resolution.

        The Board of Directors is currently comprised of eight directors divided into three classes (Messrs. Brandenberg, Borruso and Maddrey—2011; Dr. Backes, Messrs. Bedi and Loof—2012; and Messrs. Paul and Swann—2013). The term of each class expires in different years. The nominees for election to the Board of Directors this year are Frank G. Brandenberg, Joseph V. Borruso and E. Erwin Maddrey, each of whom are currently directors of the Corporation, and each of whom has been nominated to serve for a three-year term or until his successor is duly elected and qualified. The Board of Directors expects the nominees named above to be available for election. In case the nominees are not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

        Provided that a quorum is present, each director nominee will be elected at the Annual Meeting by a majority of the votes cast with respect to that director nominee's election. The Amended and Restated By-laws of the Corporation provide that a majority of the votes cast means the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee. There is no right to cumulative voting as to any matter, including the election of directors.

        The following sets forth, among other matters, information as to each continuing director and each nominee for director: (i) their age, as of June 9, 2011; (ii) all positions and offices with the Corporation; (iii) principal occupation and employment during the past five years; (iv) current directorships of publicly-held companies or registered investment companies; (v) other previous directorships of publicly-held companies or registered investment companies during the past five years; (vi) period of service as a director of the Corporation; and (vii) particular experience, qualifications, attributes or skills, beyond those described above, which led to the Corporation's Board of Directors to conclude that such director or nominee for director should serve as a director of the Corporation.

        The Board of Directors recommends a vote "FOR" the re-election of each of Messrs. Brandenberg, Borruso and Maddrey to the Board of Directors, each to serve for a three-year term or until his successor is duly elected and qualified.

Nominees for Board of Directors

        Frank G. Brandenberg, 64, Chairman and Director, was named such in October 2003. Before his retirement in 2003, Mr. Brandenberg was a Corporate Vice President and Sector President of Northrop Grumman Corporation from July 2001 to December 2003. Prior to joining Northrop, he previously spent 28 years at Unisys where his last position was Corporate Vice President and President, Client/Server Systems, and then later served as the President and Chief Executive Officer of EA Industries, Inc. Mr. Brandenberg served as Senior Vice President and Group Executive with Litton Industries, Inc. from November 1999 until its acquisition by Northrop in April 2001. Mr. Brandenberg served as a director of American Mold Guard, Inc. from April 2006 to April 2008. Mr. Brandenberg is the majority owner and serves as the Chief Executive Officer of Auto-Lab Franchise Management Corporation, d/b/a Auto-Lab Complete Care Car Centers, a private company and franchiser of automotive repair and maintenance facilities. He received a Bachelor of Science degree in Industrial Engineering and a Masters of Science degree in Operations Research from Wayne State University and completed the Program for Management Development at the Harvard Business School. The Corporation's Board of Directors believes that it benefits from Mr. Brandenberg's experience in high-tech component businesses as well with leading companies in the military/aerospace and computer-related industries, significant market segments into which the Corporation sells its products. The Corporation also benefits from Mr. Brandenberg's previous public company board experience.

        Joseph V. Borruso, 71, Director, was named such in March 2008. Mr. Borruso is currently the President of AOEM Consultants, LLC, a business consulting firm for automotive suppliers, and has served in such capacity since July 2005. He served as President and Chief Executive Officer of Hella North America, a manufacturer of automotive lighting and electronics, from 1999 through his retirement in May 2005. Prior thereto, Mr. Borruso served in various senior management positions, most recently as Executive Vice President of Sales, for the Bosch Automotive Group N.A. from 1983 to 1999. The Corporation's Board of Directors believes that it benefits from Mr. Borruso's extensive experience in the automotive supplier industry, a key market segment into which the Corporation sells its products. In addition, Mr. Borruso's international experience while at Bosch Automotive Group N.A. and Hella North America provides value from a global business perspective.

        E. Erwin Maddrey, II, 70, Director, was named such in May 1992. Mr. Maddrey is President of Maddrey and Associates, a personal investments vehicle, and has served in such capacity since July 2000. Mr. Maddrey was President, Chief Executive Officer, and a Director of Delta Woodside Industries, a textile manufacturer, from 1984 through June 2000. Prior thereto, Mr. Maddrey served as President, Chief Operating Officer, and Director of Riegel Textile Corporation. Mr. Maddrey also serves on the board of directors for Blue Cross/Blue Shield of South Carolina and Delta Apparel Company. The Corporation's Board of Directors believes that it benefits from the broad expertise acquired by Mr. Maddrey as an officer and director in a variety of for-profit and not-for-profit organizations, including extensive financial experience which allows Mr. Maddrey to serve effectively as the Chairman of the Corporation's Audit Committee. The Corporation also benefits from Mr. Maddrey's previous public company board experience.

Continuing Directors

        Dr. Wilfried Backes, 68, Director, was named such in March 2008. Dr. Backes served as Executive Vice President and Chief Financial Officer of EPCOS AG, a major publicly traded passive electronic components company headquartered in Germany, from 2002 through his retirement in 2006. Dr. Backes previously served as Executive Vice President, Chief Financial Officer and Treasurer of Osram Sylvania, Inc. from 1992 to 2002. Prior to that time, Dr. Backes held various senior management positions with Siemens AG including the position of President and Chief Executive Officer of Siemens Components, Inc. from 1989 to 1992. He received Diplom-Volkswirt and Dr. rer. pol. Degrees from Rheinische Friedrich-Wilhelms-Universität in Bonn, Germany. The Corporation's Board of Directors believes that it benefits from Dr. Backes' fifteen years of international experience within the electronic passive components industry, as well as his experience in the industrial/lighting industry, the Corporation's largest market segment into which it sells its products. In addition, Dr. Backes' strong financial background adds accounting expertise to both the Corporation's Board of Directors and its Audit Committee.

        Gurminder S. Bedi, 63, Director, was named such in May 2006. Mr. Bedi served as Vice President of Ford Motor Company from October 1998 through his retirement in December 2001. Mr. Bedi served in a variety of other managerial positions at Ford Motor Company for more than thirty years. He currently serves on the board of directors of Compuware Corporation and Actuant Corporation, and is the Managing Partner of Compass Acquisitions, LLC, a private equity firm specializing in acquisitions of small and mid-sized automotive companies. He earned a Bachelor of Science degree in Mechanical Engineering from George Washington University and a Masters of Business Administration degree from the University of Detroit. The Corporation's Board of Directors believes that it benefits from Mr. Bedi's strong technical background, as well as his extensive experience with Ford Motor Company, a global leader in the automotive industry, a key market segment into which the Corporation sells its products. The Corporation also benefits from Mr. Bedi's previous public company board experience.

        Robert G. Paul, 69, Director, was named such in July 2006. Mr. Paul is the former President of the Base Station Subsystems Unit of Andrew Corporation, a global designer, manufacturer, and supplier of communications equipment, services, and systems, from which he retired in March 2004. From 1991 through July 2003, he was President and Chief Executive Officer of Allen Telecom Inc. which was acquired by Andrew Corporation during 2003. Mr. Paul joined Allen Telecom in 1970 where he built a career holding various positions of increasing responsibility including Chief Financial Officer. Mr. Paul also serves on the board of directors and audit committees for Rogers Corporation and Comtech Telecommunications Corp. He earned a Bachelor of Science degree in Mechanical Engineering from the University of Wisconsin- Madison and a Masters of Business Administration degree from Stanford University. The Corporation's Board of Directors believes that it benefits from Mr. Paul's extensive experience in the communications industry, one of the primary market segments into which the Corporation sells its products. Mr. Paul's strong financial background adds accounting expertise to both the Corporation's Board of Directors and its Audit Committee. In addition, Mr. Paul's experience running a public company with markets throughout the world and manufacturing plants in Europe, Asia and the Americas provides a strong fit with the Corporation's global markets and operations. The Corporation also benefits from Mr. Paul's previous public company board experience.

        Joseph D. Swann, 69, Director, was named such in October 2003. Mr. Swann is the retired President of Rockwell Automation Power Systems, where he also served in a dual capacity as Senior Vice President of Rockwell Automation (the parent corporation of Rockwell Automation Power Systems) from 2000 to January 2007. Mr. Swann serves as non-executive Chairman of Integrated Power

Services, LLC, a private company, and has been a member of the Clemson University Board of Trustees since 1990, where he serves on the Executive and Audit, Student Affairs, Research and Economic Development committees and is Chair of the University's Compensation Committee. He earned a Bachelor of Science degree in Ceramic Engineering from Clemson University and a Masters of Business Administration degree from Case Western Reserve University. The Corporation's Board of Directors believes that it benefits from Mr. Swann's extensive experience in international manufacturing, marketing and sales, which has included positions in materials management, production control, quality, manufacturing and manufacturing engineering involving facilities in the United States, Mexico, China and Germany, as well as the position of plant controller for three plants at various times, culminating in his executive positions with Rockwell Automation.

        Per-Olof Loof, 60, Chief Executive Officer and Director, was named such in April 2005. Mr. Loof was previously the Managing Partner of QuanStar Group, LLC, a management consulting firm and had served in such capacity since December 2003. Prior thereto, he served as Chief Executive Officer of Sensormatic Electronics Corporation and in various management roles with Andersen Consulting, Digital Equipment Corporation, AT&T and NCR. Mr. Loof serves as a board member of Global Options, Inc. Mr. Loof also serves on several charity boards including Boca Raton Regional Hospital and the International Centre for Missing & Exploited Children. He received a "civilekonom examen" degree in economics and business administration from the Stockholm School of Economics. The Corporation's Board of Directors believes that it benefits from Mr. Loof's successful management experience with leading global companies, including his leadership of Sensormatic Electronics Corporation, a New York Stock Exchange company until its acquisition by Tyco International Ltd. in 2001. Mr. Loof's ongoing interaction with the Corporation's customers and suppliers provide the Board of Directors industry expertise and a deep understanding of the Corporation's business and operations and the economic environment in which it operates.

        There are no family relationships among the Corporation's directors or executive officers.

Information about the Board of Directors

        The Board of Directors held eight meetings (exclusive of committee meetings) during the fiscal year ended March 31, 2011. Each current director attended at least 75% of the number of meetings that they were eligible to attend during the fiscal year ended March 31, 2011 of the Board of Directors and all committees on which such director served. The Board of Directors has not adopted a formal policy with respect to directors' attendance at annual meetings of the stockholders of the Corporation. All of the Corporation's directors were in attendance at the 2010 Annual Meeting of Stockholders. In accordance with the Corporation's Corporate Governance Guidelines, Frank G. Brandenberg, as Chairman of the Board, presided over all regularly scheduled executive sessions of the non-management directors of the Corporation. The Board of Directors has established the following permanent committees, the functions and current members of which are noted below. All of the committees of the Board of Directors operate under charters, current copies of which can be found on our website at http://www.kemet.com under "Investor Relations" where you can click on the "Corporate Governance" link for each of the committee charters.

        Audit Committee.    The Audit Committee of the Board of Directors currently consists of: Mr. Maddrey (Chairman of the Audit Committee), Dr. Backes and Messrs. Borruso and Swann. All members of the Audit Committee are independent as defined in the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended ("Exchange Act"), and the listing rules of the New York Stock Exchange ("NYSE"). Mr. Maddrey is the Corporation's "audit committee financial expert" serving on the Audit Committee within the meaning of the Securities and Exchange Commission (the "SEC") rules and regulations. In addition, Dr. Backes and Messrs. Borruso and Swann also have prior financial statement experience: Dr. Backes has served at various times as president, chief executive officer, chief financial officer and treasurer in prior companies; Mr. Borruso has served as president and chief executive officer in current and prior companies; and Mr. Swann has served as president and plant controller in prior companies. Mr. Maddrey has served on audit committees with other companies. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments, and reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors. The Audit Committee met six times during the fiscal year ended March 31, 2011.

        Compensation Committee.    The Compensation Committee of the Board of Directors currently consists of Mr. Paul (Chairman of the Compensation Committee), Dr. Backes and Messrs. Bedi and Borruso. All members of the Compensation Committee are independent within the meaning of the listing rules of the NYSE. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. The Compensation Committee met seven times during the fiscal year ended March 31, 2011.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Messrs. Bedi (Chairman of the Nominating and Corporate Governance Committee), Maddrey, Paul and Swann, all of whom are independent within the meaning of the listing rules of the NYSE. The Nominating and Corporate Governance Committee is authorized to review the Corporation's governance practices, including the composition of the Board, and to make recommendations to the Board concerning nominees for election as directors, including nominees recommended by stockholders. The Nominating and Corporate Governance Committee met three times during the fiscal year ended March 31, 2011.

        A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporation's Corporate Secretary in writing with supporting material that the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Corporation's By-laws relating to stockholder nominations. Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, it will engage a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against certain standards and qualifications. The Nominating and Corporate Governance Committee selects individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Corporation's stockholders. In addition, pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee evaluates the prospective nominee against a set of criteria for Board membership which includes factors relating to business experience, diversity, occupation, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee determines the nominees who it will recommend to the Board.

        Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee periodically reviews the director recruitment and selection process to insure that diversity remains a component of any director search. The Nominating and Corporate Governance Committee conducts an annual assessment of its performance pursuant to the Nominating and Corporate Governance Committee Charter's responsibilities and objectives.

        The Board undertook its annual review of director independence in May 2011. During this review, the Board inquired about transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also inquired about transactions and relationships between directors or their affiliates and members of the Corporation's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based upon the inquiries, there were no transactions to evaluate for inconsistency with independence.

        As a result of this review, the Board affirmatively determined that all of the directors, including the Chairman, Frank G. Brandenberg, are independent of the Corporation and its management within the meaning of the SEC's rules and regulations and the NYSE rules and regulations, with the exception of Mr. Per-Olof Loof, who is considered to be a non-independent director because he is a member of the Corporation's management.

        Board Leadership Structure.    Currently, the positions of Chairman of the Board and Chief Executive Officer of the Corporation are held by separate individuals, with Mr. Loof serving as CEO and Mr. Brandenberg serving as Chairman of the Board. The Board believes that at the current time this structure is best for the Corporation, as it allows Mr. Loof to focus on the Corporation's strategy, business and operations, while enabling Mr. Brandenberg to assist with Board matters and serve as a liaison between the Board and the Corporation's management.

        Role in Risk Oversight.    As the Corporation's principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Corporation's risk management practices. According to the Corporation's Corporate Governance Guidelines, the Board of Directors' risk responsibilities include monitoring ethical behavior; monitoring compliance with laws and regulations, the Corporation's Global Code of Conduct ("Code of Conduct"), auditing and accounting principles and the Corporation's own governing documents; assessing its own effectiveness in fulfilling these and other Board responsibilities; and overseeing the procedures in place to ensure the integrity of the Corporation's financial statements. The Board of Directors believes it has in place effective processes to identify and oversee the material risks facing the Corporation and that these processes are consistent with, and provide additional support for, the current leadership structure of the Board of Directors. Certain risk management functions have been delegated to committees of the Board of Directors.

        Pursuant to the Audit Committee Charter, one of the primary roles and responsibilities of the Audit Committee is to monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting and associated legal compliance. Under the Audit Committee Charter, the Audit Committee will, among other responsibilities and duties:

  •
  Consider and review with management, the internal audit group and the independent public accountants the effectiveness or weakness of the Corporation's internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses.

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  Review the coordination between the independent public accountants and internal auditors; review the risk assessment processes, scopes and procedures of the Corporation's internal audit work and whether such risk assessment process, scopes and procedures are adequate to attain the internal audit objectives as determined by the Corporation's management and approved by the committee; and review the quality and composition of the Corporation's internal audit staff.

  •
  Review management's monitoring of the Corporation's compliance with laws and the Corporation's Code of Conduct and ensure that management has proper review systems in place to ensure that the Corporation's financial statements, reports and other information disseminated to governmental organizations and the public satisfy legal requirements.

        The Corporation's Chief Compliance Officer provides reports to the Audit Committee concerning activities related to the Corporation's whistleblower hotline and other compliance issues.

        The Compensation Committee reviews the Corporation's compensation policies and practices to ensure that no such practices or policies create a reasonable likelihood of a material adverse effect on the Corporation. Additional information on the process and procedures for executive compensation determinations, including the role of management and compensation consultants, is contained in "Compensation Discussion and Analysis" below. For the fiscal year ended March 31, 2011, the Compensation Committee determined that none of the Corporation's compensation policies or practices were reasonably likely to have a material adverse effect on the Corporation. In addition, pursuant to the Compensation Committee Charter, the Compensation Committee provides oversight of the Corporation's safety, health and environmental programs, including a periodic review of accident frequency and severity statistics, programs to promote safe work habits, serious statutory violations or resulting citations, and any potential legal and/or financial liabilities in excess of $100,000 that may exist due to non-compliance with any safety, health or environmental law or regulation.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is or has been an officer or employee of the Corporation, and no executive officer of the Corporation served on the Compensation Committee or board of directors of any entity that employed any member of the Corporation's Compensation Committee or Board of Directors. In addition, no other "compensation committee interlocks" existed during the fiscal year ended March 31, 2011.

Compensation of Directors

        In March 2010, the Board of Directors undertook a review of director compensation. Director compensation had not been adjusted since July 2006, except for the fourteen month period commencing August 2008 in which, to facilitate the Corporation's cost reduction measures, the Board assumed a 10% reduction in director and committee retainer fees and a 25% reduction in meeting attendance fees. Among other factors, the Board considered director compensation in connection with a market analysis of compensation of other public company and peer group corporate boards. As a result of its review, the Board of Directors unanimously approved the following compensation for the non-employee directors. Effective April 1, 2010, each director (other than the Chairman and any employee director) was paid a director's fee at the annual rate of $40,000. The Chairman was paid a director's fee at the annual rate of $65,000. No director who is a full-time employee of the Corporation was paid an annual director's fee. The Chairman of the Audit Committee of the Board received an annual retainer of $12,500, and each member of the Audit Committee received an annual retainer of $8,000. The Chairman of the Compensation Committee received an annual retainer of $8,000, and each member of the Compensation Committee received an annual retainer of $5,000. The Chairman of the Nominating and Corporate Governance Committee received an annual retainer of $7,000, and each member of the Nominating and Corporate Governance Committee received an annual retainer of $4,000. All directors were reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Each director (other than any employee director) received as additional compensation a fee of $1,500 per meeting for personal attendance at each meeting of the Board and a committee of the Board, and a fee of $750 per meeting for telephonic attendance at each meeting of the Board and a committee of the Board.

        In addition, in March 2010, the Board of Directors approved an annual equity grant of 20,000 shares of restricted Common Stock to each non-employee director, which vest one year from the date of grant and cannot be sold until 90 days after the director resigns from his position as a member of the Board ("Restricted Shares"). For the fiscal year ended March 31, 2011, the Restricted Shares were granted on September 24, 2010 and will vest on September 24, 2011. As a result of the November 5, 2010 one-for-three reverse split of the Common Stock (the "Reverse Stock Split"), the amount of Restricted Shares authorized by the Board of Directors for the annual equity grant to non-employee directors for future fiscal years is reduced to 6,667. All prior periods presented in this proxy statement have been adjusted to reflect the Reverse Stock Split.

DIRECTOR COMPENSATION TABLE

        The table below provides information concerning the compensation of the Corporation's directors for the fiscal year ended March 31, 2011. The table below does not include information with respect to the Corporation's Chief Executive Officer, Mr. Loof, as he is also a Named Executive Officer of the Corporation. Mr. Loof is not compensated for his service as a director of the Corporation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wilfried Backes	73,000	66,403	(2)	—	—	—	—	139,403
Gurminder S. Bedi	75,000	66,403	(3)	—	—	—	—	141,403
Joseph V. Borruso	74,250	66,403	(4)	—	—	—	—	140,653
Frank G. Brandenberg	94,250	66,403	(5)	—	—	—	—	160,653
E. Erwin Maddrey, II	79,500	66,403	(6)	—	—	—	—	145,903
Robert G. Paul	76,500	66,403	(7)	—	—	—	—	142,903
Joseph D. Swann	73,000	66,403	(8)	—	—	—	—	139,403

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the following restricted stock grants: 6,667 Restricted Shares of Common Stock with a grant date fair value of $66,403 granted on September 24, 2010 to each of Dr. Backes and Messrs. Bedi, Borruso, Brandenberg, Maddrey, Paul and Swann.

(2)
The aggregate number of unvested stock awards held by Dr. Backes as of March 31, 2011 was 6,667 shares of the Corporation's restricted stock.

(3)
The aggregate number of unvested stock awards held by Mr. Bedi as of March 31, 2011 was 6,667 shares of the Corporation's restricted stock.

(4)
The aggregate number of unvested stock awards held by Mr. Borruso as of March 31, 2011 was 6,667 shares of the Corporation's restricted stock.

(5)
The aggregate number of stock awards held by Mr. Brandenberg as of March 31, 2011 was 6,667 shares of the Corporation's restricted stock.

(6)
The aggregate number of unvested stock awards held by Mr. Maddrey as of March 31, 2011 was 6,667 shares of the Corporation's restricted stock.

(7)
The aggregate number of unvested stock awards held by Mr. Paul as of March 31, 2011 was 6,667 shares of the Corporation's restricted stock.

(8)
The aggregate number of unvested stock awards held by Mr. Swann as of March 31, 2011 was 6,667 shares of the Corporation's restricted stock.

        The Corporation uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Corporation considers the significant amount of time that directors expend in fulfilling their duties to the Corporation as well as the skill-level required by the Corporation of members of the Board of Directors. The Committee also examined compensation of directors at manufacturing companies with revenues comparable to the Corporation. None of the non-employee directors participate in a defined benefit plan or non-qualified deferred compensation plan sponsored or contributed to by the Corporation.

Stock Ownership Guidelines

        To directly align the interests of the directors with the interests of the stockholders, the Compensation Committee established guidelines stipulating whereby each director should maintain a minimum ownership interest in the Corporation. Mr. Loof has a target to own and retain a minimum number of shares totaling in value five times his annual base salary. Non-management directors have a target to own and retain a minimum number of shares totaling in value three times their annual retainer. The time period during which such minimum number of shares is to be acquired and retained is targeted five years from the later of (i) April 1, 2006 or (ii) the year in which such director was first elected.

        As persons with access to material non-public information regarding the Corporation, our directors are restricted in their ability to trade our securities in accordance with applicable law and the guidelines contained in our Code of Conduct.

Stockholder Communication with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Chairman or with the non-management directors as a group may do so by writing to Chairman of the Board of Directors, KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Corporation's officers, directors and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from April 1, 2010 through March 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, with the following exception: a Form 4 relating to a May 24, 2010 purchase of 5,000 shares of Common Stock by Dr. Daniel F. Persico, Vice President, Strategic Marketing and Business Development of the Corporation, was filed after the two business day filing requirement.

Review, Approval or Ratification of Transactions with Related Persons

        Our directors and executive officers (and other employees) are expected to adhere to the Corporation's Code of Conduct. Our Code of Conduct is available free of charge on the Corporation's website at http://www.kemet.com under "Investor Relations" where you can click on the link to "Corporate Governance," then "Highlights" and "Global Code of Conduct." In the event that any action arises or is proposed that would require a waiver of or a deviation from our Code of Conduct, or in the event that any actual or potential conflict of interest arises involving any of our directors or executive officers, our policy requires that the matter be reported to the Corporation's management. In the event of such conflicts, the director(s) or officer(s) involved, if any, shall recuse themselves from any decision affecting their personal interests.

        On May 5, 2009, the Corporation entered into a credit facility with K Financing, LLC (the "Amended and Restated Platinum Credit Facility"), an affiliate of Platinum Equity Capital Partners II, L.P. The Amended and Restated Platinum Credit Facility consists of a term loan (the "Platinum Term Loan"), a line of credit loan (the "Platinum Line of Credit Loan") and a working capital loan ("Platinum Working Capital Loan") among K Financing, LLC ("K Financing"), the Corporation and certain of the Corporation's subsidiaries.

        In connection with the Amended and Restated Platinum Credit Facility, the Corporation granted K Financing a warrant to purchase up to 26,848,484 shares of the Corporation's Common Stock, representing up to 49.9% of the Corporation's outstanding Common Stock; the Warrant was subsequently transferred to K Equity, LLC ("K Equity"), an affiliate of K Financing. As a result, K Equity and certain of its affiliates are deemed to be beneficial owners of the Corporation's securities as well as "related persons" as holders of securities covered by Item 403(a) of Regulation S-K.

        In connection with the Amended and Restated Platinum Credit Facility, the Corporation entered into a Corporate Advisory Services Agreement with Platinum Equity Advisors, LLC ("Platinum Advisors"), an affiliate of K Equity, for a term of the later of (i) June 30, 2013 and (ii) the termination of the Amended and Restated Platinum Credit Facility, pursuant to which the Corporation will pay an annual fee of $1.5 million to Platinum Advisors for certain advisory services. On May 5, 2010, the Platinum Term Loan, the Platinum Line of Credit Loan, and the Platinum Working Capital Loan were extinguished.

        On December 20, 2010, in connection with a secondary offering in which K Equity was the selling security holder, K Equity sold a portion of the Warrant representing the right to purchase 10.9 million shares of Common Stock to the underwriters of the secondary offering, who exercised their full portion of the warrant at a price of $12.80 per share in a cashless exercise and received a net settlement of 10.0 million shares of Common Stock. These shares were sold as part of a secondary offering and KEMET did not receive any of the proceeds from the transaction. On May 31, 2011, K Equity sold a portion of the Closing Warrant to Deutsche Bank Securities Inc., in connection with the offering of a total of 7 million shares of the Corporation's Common Stock, at a public offering price of $14.60 per share. K Equity retained the unsold portion of the Warrant, representing the right to purchase 8.4 million shares of Common Stock.

 PROPOSAL TO RATIFY APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon recommendation by the Audit Committee, has appointed Ernst & Young LLP as the independent registered public accounting firm to examine the financial statements of the Corporation for the fiscal year ending March 31, 2012 and to perform other appropriate accounting services.

        A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. As discussed below, prior to the Audit Committee's appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm, KPMG LLP ("KPMG") served as the Corporation's independent public accountants. During the fiscal years ended March 31, 2011 and 2010, Ernst & Young LLP served as the Corporation's independent registered public accounting firm and also provided certain tax and other audit-related services. See "Audit and Non-Audit Fees" on page 59. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent registered public accounting firms will be considered by the Board of Directors upon recommendation by the Audit Committee. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Corporation and its stockholders.

        The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for the fiscal year ending March 31, 2012.

Change in Accountants

        As previously disclosed, effective August 21, 2009, the Corporation dismissed KPMG as the independent registered public accounting firm of the Corporation and certain of its subsidiaries, and Deloitte & Touche S.p.A. ("Deloitte") as the independent registered public accounting firm of Arcotronics Italia S.p.A. (which has since changed its legal name to Kemet Electronics S.p.A) and its direct subsidiaries. (Kemet Electronics S.p.A. is a wholly-owned subsidiary of KEMET Electronics Corporation, which is a wholly-owned subsidiary of the Corporation.) Following such dismissal, the Corporation engaged Ernst & Young LLP as the independent registered public accounting firm for the Corporation and all of its subsidiaries, including Kemet Electronics S.p.A and its direct subsidiaries, for the fiscal year ending March 31, 2010. The decision to dismiss KPMG and Deloitte was made by the Audit Committee of the Board of Directors, in accordance with the Charter of the Audit Committee. The Board of Directors of the Corporation also approved the changes in independent registered public accounting firms.

        The audit report of KPMG on the Corporation's consolidated financial statements as of and for the year ended March 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

        KPMG's report on the consolidated financial statements of the Corporation and subsidiaries as of and for the year ended March 31, 2009, contained a separate paragraph stating that "the Company has experienced a decline in net sales, profitability and liquidity during the year ended March 31, 2009. As discussed further in Note 2a, the Company currently forecasts that it will meet the financial covenants required by its debt agreements with lenders at each of the measurement dates during fiscal year 2010. Given the degree of uncertainty with respect to the near-term outlook for the global economy and the possible effects on the Company's operations, there is significant uncertainty as to whether the

Company's forecasts will be achieved. Furthermore, the Company currently anticipates that it will continue to experience severe pressure on its liquidity during fiscal year 2010. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2a to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

        KPMG's audit report for the fiscal years ended March 31, 2009 excluded the audit of Kemet Electronics S.p.A. Kemet Electronics S.p.A's total assets constituted approximately 20 percent in fiscal years 2009, of the related consolidated total assets. The total net sales of Kemet Electronics S.p.A's constituted approximately 19 percent in fiscal years 2009 of the related consolidated net sales.

        The audit report of KPMG on the effectiveness of internal control over financial reporting as of March 31, 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During fiscal year ended March 31, 2009, and the subsequent interim period through August 21, 2009, there were no (1) disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their opinion or (2) reportable events.

        The Corporation provided KPMG with the above disclosure and requested KPMG to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated August 26, 2009, was filed as Exhibit 16.1 to the Corporation's Form 8-K dated August 21, 2009.

        The report of Deloitte on Kemet Electronics S.p.A's financial statements for fiscal year 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Deloitte's report on Kemet Electronics S.p.A's financial statements for the year ended March 31, 2009 contained an explanatory paragraph indicating that substantial doubt exists about Kemet Electronics S.p.A's ability to continue as a going concern.

        In connection with the audits of Kemet Electronics S.p.A's financial statements for the fiscal year ended March 31, 2009, and in the subsequent interim period through August 21, 2009, there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the matter in their report. The Corporation has provided Deloitte with a copy of the above disclosure and requested Deloitte to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated August 26, 2009 was filed as Exhibit 16.2 to the Corporation's Form 8-K dated August 21, 2009.

        During the year ended March 31, 2009 and through August 21, 2009, neither the Corporation nor Kemet Electronics S.p.A nor anyone acting on their behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Corporation's or Kemet Electronics S.p.A's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

 PROPOSAL TO APPROVE THE KEMET CORPORATION 2011 OMNIBUS EQUITY
INCENTIVE PLAN

Overview

        On May 2, 2011, the Board unanimously approved and adopted the KEMET Corporation 2011 Omnibus Equity Incentive Plan (the "2011 Incentive Plan"), subject to the approval of our stockholders. The 2011 Incentive Plan affords the Board the ability to design compensatory awards that are responsive to the Corporation's needs, and includes authorization for a variety of awards designed to advance the Corporation's interests and long-term success by encouraging stock ownership among the Corporation's officers and other key executives, employees, nonemployee directors and consultants and other advisors and otherwise linking the compensation of such persons to share price performance or the achievement of specified corporate objectives. These awards include equity and cash awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        The Corporation has historically granted equity awards under various plans, including most recently the Corporation's 2004 Long-Term Equity Incentive Plan, the 1992 Key Employee Stock Option Plan and the 1995 Executive Stock Option Plan (collectively, the "Prior Plans"). If the 2011 Incentive Plan is approved by the Corporation's stockholders as proposed, no further awards will be made under the Prior Plans. As of March 31, 2011, under the Prior Plans, stock options with respect to 1.5 million shares of the Corporation's Common Stock were outstanding with a weighted average exercise price of $14.54 and a weighted average remaining term of 7.6 years. As of March 31, 2011, under the 2004 Long-Term Equity Incentive Plan, 0.13 million non-vested shares of restricted Common Stock were outstanding, with a weighted average fair value on grant date of $6.34 per share. Under the Prior Plans, there were 0.6 million shares available for grant as of March 31, 2011. The closing price of the Common Stock on June 14, 2011 was $13.94 per share.

        The following table summarizes the number of stock options and restricted shares of Common Stock issued under the Prior Plans for fiscal years 2009 through 2011, adjusted to reflect the effect of the Reverse Stock Split:

	2011	2010	2009
Stock Options	194,000	556,000	217,000
Restricted Stock Granted	47,000	106,000	80,000

Total Granted	241,000	662,000	297,000
Weighted-average common stock outstanding (Basic)	29,847,000	26,971,000	26,857,000
Annual burn rate(1):	0.81%	2.45%	1.11%

(1)
Equal to sum of options granted plus restricted stock granted divided by basic weighted average shares outstanding.

        The summary of the 2011 Incentive Plan which follows is qualified in its entirety by reference to the complete text of the 2011 Incentive Plan as set forth in Annex A to this proxy statement. You should read the complete text of the 2011 Incentive Plan for more details regarding the operation of the 2011 Incentive Plan.

 Summary of the 2011 Incentive Plan

        The Board and the Compensation Committee of the Board (the "Committee") recommend that the stockholders approve the 2011 Incentive Plan. If the holders of a majority of the shares of Common Stock which are represented and actually voted at the annual meeting, and which constitute a majority in interest of all of the shares of Common Stock entitled to vote thereon, vote FOR the 2011 Incentive Plan, it will immediately become effective. Upon the effectiveness of the 2011 Incentive Plan, no further grants will be made under the Prior Plans. If the Corporation's stockholders do not approve the 2011 Incentive Plan, the 2011 Incentive Plan will not become effective, and the Prior Plans, as they presently exist, will continue in effect. The results of the vote will not affect any awards outstanding under the Prior Plans at the time of the annual meeting.

Purpose

        The Board believes that the 2011 Incentive Plan fosters and promotes the long-term financial success of the Corporation and materially increases stockholder value by:

  •
  strengthening the Corporation's capability to develop, maintain, and direct an outstanding management team;

  •
  motivating superior performance by means of long-term performance related incentives;

  •
  encouraging and providing for obtaining an ownership interest in the Corporation;

  •
  attracting and retaining outstanding executive and director talent by providing compensation opportunities competitive with other major companies; and

  •
  enabling executives and directors to participate in the long-term growth and financial success of the Corporation.

Plan Term

        The 2011 Incentive Plan will be effective upon stockholder approval at the annual meeting. No new awards may be granted under the 2011 Incentive Plan after the tenth anniversary of the date that the stockholders approve the 2011 Incentive Plan. However, the term and exercise of awards granted before then may extend beyond that date. The Board may terminate the 2011 Incentive Plan at any time with respect to all awards that have not been granted.

Eligibility

        The officers, executives, and other employees of the Corporation or its subsidiaries and the Corporation's nonemployee directors may be selected by the Committee to receive awards under the 2011 Incentive Plan. In addition, the Committee may select certain consultants, contract employees and advisors providing services to the Corporation or its subsidiaries to receive awards under the 2011 Incentive Plan. The Committee determines which eligible persons will receive awards and the size, terms, conditions and restrictions of such awards. The Corporation refers to eligible persons who have been approved to receive awards under the 2011 Incentive Plan as participants. The number of persons eligible to participate in the 2011 Incentive Plan is approximately11,000 people.

Administration

        The 2011 Incentive Plan is to be administered by the Committee. The Committee may grant awards to eligible persons and, to the extent permitted by applicable law, may delegate to (1) a committee of one or more directors of the Corporation any of the authority of the Committee under the 2011 Incentive Plan or (2) one or more executive officers, or a committee of executive officers, the right to grant awards to employees who are not directors or executive officers of the Corporation and the authority to take action on behalf of the Committee pursuant to the 2011 Incentive Plan to cancel or suspend awards to employees who are not directors or executive officers of the Corporation. The Committee is authorized to interpret the 2011 Incentive Plan and related agreements and documents and to take various other actions with respect thereto.

Available Awards

        The 2011 Incentive Plan authorizes the Corporation to provide equity-based compensation in the form of (1) stock options, including incentive stock options ("ISOs"), entitling the optionee to favorable tax treatment under Section 422 of the Code; (2) stock appreciation rights ("SARs"); (3) restricted stock and restricted stock units ("RSUs"); (4) other share-based awards; and (5) performance awards. Each type of award is described below under "Types of Awards Authorized Under the 2011 Incentive Plan." Each award granted under the 2011 Incentive Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the 2011 Incentive Plan, as the Committee may approve.

Shares Available Under the 2011 Incentive Plan

        Subject to adjustment as provided for in the 2011 Incentive Plan, the number of shares of Common Stock subject to grants under the 2011 Incentive Plan will not exceed in the aggregate:

  •
  4 million shares, plus

  •
  any shares remaining available for grant under the Prior Plans as of March 31, 2011, minus

  •
  one share for each share of Common Stock that was subject to a stock option, performance award or other award granted under the Prior Plans after March 31, 2011.

        These shares may be of original issuance, treasury shares or other shares, or a combination of the foregoing. After the effective date of the 2011 Incentive Plan, no awards may be granted under the Prior Plans.

Award Limitations

        Subject to certain adjustments as provided for in the 2011 Incentive Plan:

  •
  No participant may be granted stock options or SARs for more than 1,500,000 shares of Common Stock for each type of award during any 36-month period.

  •
  No participant may be granted restricted stock, RSUs, performance shares or other share-based awards for more than 1,500,000 shares of Common Stock for each type of award during any 36-month period if the award is intended to be "performance-based compensation" under Section 162(m) of the Code.

  •
  The maximum dollar value that may be earned by any participant for any 12-month performance period (as established by the Committee) with respect to performance awards which are denominated in cash and intended to be "performance-based compensation" under Section 162(m) of the Code is $5,000,000.

Share Counting

        Under the 2011 Incentive Plan, each share of Common Stock that is subject to a stock option, SAR or other award counts against the aggregate 2011 Incentive Plan limit as one share. For each share that is forfeited, expires or is settled for cash (in whole or in part) under the 2011 Incentive Plan, or after March 31, 2011 under the Prior Plans, no shares will be added back to the aggregate 2011

Incentive Plan limit. The following shares of Common Stock will not increase the number of shares available for grant under the 2011 Incentive Plan:

  •
  any shares of Common Stock tendered by a participant or withheld by the Corporation in full or partial payment of the exercise price of stock options or the full or partial satisfaction of a tax withholding obligation on any award under either the 2011 Incentive Plan or the Prior Plans;

  •
  Common Stock subject to a SAR granted under either the 2011 Incentive Plan or the Prior Plans that is not issued when the SAR is exercised and settled in Common Stock; and

  •
  Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of stock options granted either under the 2011 Incentive Plan or the Prior Plans.

        Shares of Common Stock issued as substitution awards in connection with the Corporation's merger with or acquisition of a company will not decrease the number of shares available for grant under the 2011 Incentive Plan, but shares of Common Stock subject to substitution awards will not be available for further awards under the 2011 Incentive Plan if the substitution awards are forfeited, expire or settled in cash. the Corporation may use shares under a pre-existing, stockholder-approved plan of a company acquired by the Corporation for awards under the 2011 Incentive Plan, which shares will not decrease the number of shares available for grant under the 2011 Incentive Plan, but such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of the Corporation or any subsidiary prior to such acquisition.

Section 162(m) of the Code

        The 2011 Incentive Plan is designed to allow the Corporation to grant awards that satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. The Board and the Committee believe that it is in the Corporation's interests and the interests of the Corporation's stockholders to maintain an equity and long-term cash compensation plan under which compensation awards made to the Corporation's named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the 2011 Incentive Plan has been structured in a manner such that awards under it can satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. In order for awards to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code, the 2011 Incentive Plan specifies performance measures and other material terms that must be approved by the Corporation's stockholders. Approval of the 2011 Incentive Plan by the required vote of the Corporation's stockholders described above is intended to constitute such approval.

Repricing Prohibited

        Except in connection with an adjustment involving a corporate transaction or event as provided for in the 2011 Incentive Plan, the Committee may not authorize the amendment of any outstanding stock option or SAR to reduce the exercise or base price, and no outstanding stock option or SAR may be cancelled in exchange for other awards, or cancelled in exchange for stock options or SARs having a lower exercise or base price, or cancelled in exchange for cash, without the approval of the Corporation's stockholders.

Types of Awards Authorized Under the 2011 Incentive Plan

        Stock Options.    Stock options may be granted that entitle the optionee to purchase shares of Common Stock at a price not less than the fair market value per share as of the date of grant (except for substitution awards). The maximum term for stock options is 10 years. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, must have an exercise price that is not less than 110% of the fair market value of Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The maximum aggregate number of shares of Common Stock that may be issued pursuant to ISOs granted under the 2011 Incentive Plan is 4,000,000 shares. Stock options may be granted as ISOs, nonqualified stock options, or combinations of the foregoing. Each grant of stock options will specify whether the exercise price is payable: (1) in cash or by cash equivalents; (2) by the transfer to the Corporation of previously acquired shares of Common Stock owned by the optionee; (3) with the consent of the Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price; (4) pursuant to a net exercise arrangement whereby the participant directs the Corporation to deduct from shares issuable upon exercise of his or her stock options a number of shares having an aggregate fair market value equal to the sum of the total purchase price; (5) by such other methods as may be specified in the award agreement; or (6) by a combination of such payment methods.

        SARs.    A SAR is a right, exercisable by surrender of the SAR and the related stock option (if granted in tandem with a stock option) or by surrender of the SAR only (if granted as a free-standing SAR), to receive from the Corporation an amount equal to the number of shares of Common Stock subject thereto multiplied by the difference between the fair market value of Common Stock on the date of exercise and the grant price of the SAR. The grant price of a free-standing SAR may not be less than the fair market value per share at the date of grant (except for substitution awards). Any grant may specify that the amount payable on exercise of a SAR may be paid by the Corporation in cash, in shares of Common Stock or other property, or in any combination thereof, in the sole discretion of the Committee. No SAR may be exercisable more than 10 years from the date of grant.

        Restricted Stock and RSUs.    A grant of restricted stock involves the immediate transfer by the Corporation to a participant of ownership of a specified number of restricted shares of Common Stock in consideration of the performance of service. The participant is entitled immediately to voting, dividend and other ownership rights in such shares; provided, however, that at least a portion of the restricted stock covered by such issuance or transfer must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee at the date of grant or to the achievement of specified performance measures. An RSU represents the right of the grantee of the RSU to receive from the Corporation a payment upon or after vesting of the RSU equal to the per share value of Common Stock as of the date of grant, vesting date, or other date determined by the Committee at the date of grant of the RSU. At the discretion of the Committee, RSUs may be settled in cash, shares of Common Stock or any combination thereof. RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a stockholder.

        If the restricted stock or RSUs vest upon the passage of time rather than the achievement of performance measures, the period of time for such vesting may not be shorter than three years from the date of grant (with the possibility of ratable vesting during such three-year period). If the restricted stock or RSUs vest upon the achievement of performance measures, the restrictions may not terminate sooner than one year after the date of grant. In each case awards are subject to accelerated vesting in the Committee's discretion in the event of a change of control (as defined in the 2011 Incentive Plan) or the death, disability, or retirement of the participant. Further, the restrictions described in this paragraph do not apply to grants of up to 10% of the number of shares of Common Stock available for awards on the effective date of the 2011 Incentive Plan.

        Other Share-Based Awards.    The Committee may, subject to limitations under applicable law, grant to any participant other share-based awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or other property, including deferred restricted stock units, in the sole discretion of the Committee. The Committee will determine the terms and conditions of these awards.

        If other share-based awards (except for awards in the form of deferred restricted stock units granted to directors in lieu of all or a portion of their fees for serving as directors) vest upon the passage of time rather than the achievement of performance measures, the period of time for such vesting may not be shorter than three years (with the possibility of ratable vesting during such three-year period). If other share-based awards vest upon the achievement of performance measures, the restrictions may not terminate sooner than one year after the date of grant. In each case awards are subject to accelerated vesting in the Committee's discretion in the event of a change of control (as defined in the 2011 Incentive Plan) or the death, disability, or retirement of the participant. Further, the restrictions described in this paragraph do not apply to grants of up to 10% of the number of shares of Common Stock available for awards on the effective date of the 2011 Incentive Plan.

        Performance Awards.    The Committee may grant to any participant performance awards in the form of performance shares or performance units, as determined by the Committee in its sole discretion. Performance shares entitle the grantee to units valued by reference to a designated number of shares of Common Stock. Performance units entitle the grantee to units valued by reference to a designated amount of cash or property other than shares of Common Stock. The performance period for performance shares payable in Common Stock may not be shorter than one year. Each performance award will specify one or more performance measures that must be satisfied within a specified period (referred to as the performance period) in order for the performance awards to be earned.

        To the extent earned, the performance awards will be paid to the participant at the time and in the manner determined by the Committee. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, shares of Common Stock or other property or any combination thereof at the discretion of the Committee. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

Performance Measures

        Performance measures are measurable performance objectives established by the Committee for participants who have received awards under the 2011 Incentive Plan. Performance measures may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary or division, business segment or business unit within the Corporation or a subsidiary in which the participant is employed. Performance measures applicable to any award or portion of an award that is intended to be a qualified performance-based award to a participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code will be based on the attainment of specified levels of one or any combination of the following:

  •
  revenue

  •
  net income (or loss) per share

  •
  pre-tax profits

  •
  net earnings (or loss)

  •
  net income (or loss)

  •
  operating income or loss (before or after taxes)

  •
  cash flow

  •
  cash flow per share (before or after dividends)

  •
  earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization)

  •
  total stockholder return relative to assets

  •
  total stockholder return relative to peers

  •
  customer satisfaction

  •
  customer growth

  •
  employee satisfaction

  •
  gross margin

  •
  revenue growth

  •
  stock price

  •
  market share

  •
  sales

  •
  earnings (or loss) per share

  •
  return on equity

  •
  cost reductions

  •
  economic value added

  •
  product revenue growth

  •
  pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus)

  •
  earnings or loss per share

  •
  net income or loss

  •
  return on assets or net assets

  •
  attainment of strategic and operational initiatives

  •
  appreciation in and/or maintenance of the price of the shares of Common Stock or any other publicly-traded securities of the Corporation

  •
  gross profits

  •
  comparisons with various stock market indices

  •
  return on capital (including return on total capital or return on invested capital)

  •
  cash flow return on investment

  •
  improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable

  •
  operating margin

  •
  year-end cash

  •
  cash margin

  •
  debt reduction

  •
  stockholders' equity

  •
  operating efficiencies

  •
  market share

  •
  research and development achievements

  •
  manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities)

  •
  strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property)

  •
  establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Corporation's products (including with group purchasing organizations, distributors and other vendors)

  •
  supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Corporation's products)

  •
  co-development, co-marketing, profit sharing, joint venture or other similar arrangements)

  •
  financial ratios, including those measuring liquidity, activity, profitability or leverage

  •
  cost of capital

  •
  financing and other capital raising transactions (including sales of the Corporation's equity or debt securities)

  •
  factoring transactions

  •
  sales or licenses of the Corporation's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions

  •
  implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels,

  •
  acquisitions and divestitures

  •
  recruiting and maintaining personnel

  •
  other measurable objectives the Committee deems appropriate.

Dividends and Dividend Equivalents on Performance Awards

        Any dividends or dividend equivalents provided with respect to performance awards, as well as with respect to restricted stock, RSU and other stock-based awards that are subject to the attainment of performance measures, will be subject to the same restrictions and risk of forfeiture as the underlying awards.

Amendment and Termination of the 2011 Incentive Plan

        The Board may alter, amend, suspend or terminate the 2011 Incentive Plan from time to time subject to approval by the Corporation's stockholders if required by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which shares of Common Stock are traded. Further, the Board may not, without the approval of the Corporation's stockholders, amend the 2011 Incentive Plan to:

  •
  materially increase the maximum number of shares of Common Stock that may be the subject of awards under the 2011 Incentive Plan (except for adjustments as provided in the 2011 Incentive Plan);

  •
  expand the types of awards available under the 2011 Incentive Plan;

  •
  materially expand the class of persons eligible to participate in the 2011 Incentive Plan;

  •
  eliminate certain requirements relating to minimum exercise price, minimum grant price and stockholder approval with respect to stock options and SARs;

  •
  increase the maximum permissible term of any option or the maximum permissible term of a SAR;

  •
  increase any limitation on grants to an individual participant as set forth in the 2011 Incentive Plan; or

  •
  alter the repricing provisions referred to above under "—Repricing Prohibited."

        The Board may not amend the 2011 Incentive Plan to impair the rights of a participant in any material respect under any award previously granted without such participant's consent.

Vesting and Exercise of an Award

        The applicable award agreement governing an award will specify the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the time of participant's termination of service with us will subsequently become vested, except as may be otherwise provided in the agreement relating to the award or determined by the Committee.

        Generally, a stock option or SAR may only be exercised while a participant remains an officer, executive, or other employee of the Corporation or its subsidiaries or a nonemployee director of the Corporation or for a specified period of time (up to the remainder of the term of the award as established on the date of grant) following the participant's termination of service with the Corporation or any of its subsidiaries. An award may be exercised for any vested portion of the shares subject to such award until the award expires or as otherwise determined by the Committee.

        If permitted by applicable law, in the case of a termination of employment by reason of the death, disability, or retirement of a participant who holds any restricted stock or RSUs as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or other stock-based awards that have not been fully earned, or who holds shares of Common Stock subject to any other transfer restriction imposed pursuant to the 2011 Incentive Plan, the Committee may, in its sole discretion, take such action as it deems equitable in the circumstances or in the best interests of the Corporation, including waiving or modifying any vesting, performance or other period, any performance measure or any other requirement, condition, restriction or limitation applicable to any such award.

        Unless otherwise provided in the applicable award agreement, in the event of a change of control of the Corporation (as defined in the 2011 Incentive Plan) in which the successor company assumes or substitutes for options rights, SARs, restricted stock or RSUs or other share-based awards, if a participant's employment is terminated within 24 months following a change of control, (1) stock options will immediately vest and become exercisable for 24 months following the date of such change of control; (2) the restrictions, limitations and other conditions applicable to any restricted stock or RSUs as of the date of such termination of employment will lapse and the restricted stock or RSUs will become vested; and (3) the restrictions, limitations and other conditions applicable to any other share-based awards will lapse and the other share-based awards will become fully vested and transferable to the full extent of the original grant.

Adjustments

        The number and kind of shares covered by outstanding awards under the 2011 Incentive Plan and, in the case of stock options and SARs, the exercise or base prices applicable thereto, must be adjusted as the Committee, in its sole discretion exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of participants or optionees in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of Common Stock or the value thereof. In the event of any such transaction or event or in the event of a change in control of the Corporation (as defined in the 2011 Incentive Plan), the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2011 Incentive Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price greater than the consideration offered in connection with any such transaction or event or change in control, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee shall also make or provide for such adjustments in the number of shares available under the 2011 Incentive Plan, including the individual participant limits described in the 2011 Incentive Plan, as the Committee may determine appropriate to reflect any transaction or event described above, except that any such adjustment will be made only to the extent that it would not cause any stock option intended to qualify as an ISO to fail to so qualify. Additionally, the Corporation may eliminate fractional shares or settle fractional shares in cash.

Limited Transferability

        No award and no shares of Common Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a participant may assign or transfer an award to: (1) the participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (2) a trust for the benefit of one or more of the participant or the persons referred to in clause (1); (3) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (1) are the only partners, members or shareholders; or (4) for charitable donations; provided that in each case such permitted assignees are bound by and subject to all of the terms and conditions of the 2011 Incentive Plan and the award agreement relating to the transferred award and shall execute an agreement satisfactory to the Corporation evidencing such obligations.

Withholding Taxes

        To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2011 Incentive Plan, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of Committee) may include relinquishment of a portion of such benefit. In certain circumstances, the Corporation may withhold from wages amounts otherwise payable to participant, or shares of Common Stock that are deliverable to a participant, to settle tax withholding obligations. Participants may elect to have shares of Common Stock withheld by the Corporation or may deliver other shares of Common Stock to satisfy tax withholding obligations, but the value of any shares withheld will not exceed the minimum amount of taxes required to be withheld.

Compliance with Section 409A of the Internal Revenue Code

        To the extent applicable, it is intended that the 2011 Incentive Plan and any grants made thereunder comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2011 Incentive Plan and any grants made under the 2011 Incentive Plan shall be administered in a manner consistent with this intent.

Termination

        No grant will be made under the 2011 Incentive Plan more than 10 years after the date on which the 2011 Incentive Plan is first approved by the Corporation's stockholders, but all grants made on or prior to such ten-year anniversary of stockholder approval will continue in effect after such date subject to the terms thereof and of the 2011 Incentive Plan. Upon approval of the 2011 Incentive Plan by the Corporation's stockholders, no further grants will be made under the Prior Plans, but all outstanding awards under the Prior Plans will continue to be in effect subject to the terms thereof.

Federal Income Tax Consequences

        The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2011 Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country. It is not intended as tax guidance to participants in the 2011 Incentive Plan.

Tax Consequences to Participants

        Nonqualified Stock Options.    A recipient of stock options will not realize any taxable income upon the grant of a nonqualified stock option and the Corporation will not receive a deduction at the time of such grant unless such stock option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Corporation will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income. Officers and directors of the Corporation subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

        ISOs.    In general, a recipient will not realize taxable income upon either the grant or the exercise of an ISO and the Corporation will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an ISO (determined at the time of exercise) over the exercise price of the ISO will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO, or (2) one year after the date of exercise, a subsequent sale of such shares of Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Corporation.

        If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of Common Stock acquired upon exercise of the ISO within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (1) the fair market value of such shares of Common Stock on the date of exercise over the exercise price, or (2) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Corporation generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        SARs.    No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the "Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

        RSUs.    No income generally will be recognized upon the award of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the cash or the fair market value of the property (for example, the unrestricted shares of Common Stock) on the date that such cash or property is transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for any such property will also commence on such date.

        Performance Awards.    No income generally will be recognized upon the grant of performance shares pursuant to a performance award. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received.

        Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Corporation is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the 2011 Incentive Plan may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option or other award is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Corporation subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

New 2011 Incentive Plan Benefits

        Because awards to be granted in the future under the 2011 Incentive Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts to be received under the 2011 Incentive Plan by the Corporation officers or employees.

The Board of Directors recommends a vote "FOR" approval of Item 3, which approves the KEMET Corporation 2011 Omnibus Equity Incentive Plan.

 PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 175,000,000

        The Board of Directors has unanimously approved and recommends that stockholders approve an amendment to Section 1, Article Four of the Restated Certificate of Incorporation, substantially in the form set forth in Annex B to this proxy statement, to reduce the number of authorized shares of Common Stock from 300,000,000 to 175,000,000.

        The reason for this proposal is to reduce the number of authorized shares of Common Stock following a one-for-three Reverse Stock Split of the Corporation's outstanding Common Stock effected in November 2010, which reduced the number of outstanding shares of Common Stock. Another purpose for this proposal is to reduce the amount of franchise tax that the Corporation must pay each year in Delaware. The Corporation pays franchise tax in Delaware based, in part, on the number of shares of Common Stock that is authorized in the Restated Certificate of Incorporation.

        As of June 9 , 2011, there were 44,147,037 shares of Common Stock issued and outstanding and a total of 46,508,378 shares of Common Stock were reserved for possible future issuance on exercise of outstanding stock options or for future grants of options or other equity incentives under outstanding stock incentive plans. The Board of Directors believes that the new reduced level of authorized shares of Common Stock will be adequate to cover corporate needs in the foreseeable future. In the event that additional authorized shares of Common Stock are needed in the future, the stockholders will then be asked to approve an amendment to the Restated Certificate of Incorporation to increase the authorized shares of Common Stock to the level needed at that time.

        The proposed amendment would not change the number of issued and outstanding shares of Common Stock or any of the current rights and privileges of the issued and outstanding Common Stock. Additionally, the proposed amendment would not require existing stockholders to surrender or change any stock certificates currently held.

        Approval of the proposed amendment to reduce the number of authorized shares of Common Stock requires the affirmative vote, either in person or by proxy, of a majority of the votes entitled to be cast by the holders of the Corporation's outstanding Common Stock (with the holders of Common Stock entitled to 1 vote per share). Abstentions and broker "non-votes" will have the same effect as voting "AGAINST" the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

The Board of Directors recommends a vote "FOR" approval of Item 4, which approves the amendment to reduce the number of authorized shares of Common Stock.

 PROPOSAL TO APPROVE THE SECOND RESTATED CERTIFICATE OF INCORPORATION

        The Board of Directors has unanimously approved and recommends that stockholders approve the Second Restated Certificate of Incorporation to, among other things, combine into one document all of the provisions of the existing Restated Certificate of Incorporation, as amended, which are today contained in numerous documents filed over several years.

        Our Restated Certificate of Incorporation, as amended to date, was originally filed with the Secretary of State of Delaware on October 22, 1992. Since then, the Corporation has filed a number of amendments, a statement of correction and a certificate of designation to the original document resulting in the complete Restated Certificate of Incorporation, as amended, being contained in numerous documents. The certificate of designation is no longer applicable because the series of preferred stock expired and was terminated in 2006. In addition because of the volume of documentation that has resulted over time, there may be minor typographical errors and other inconsistencies in the complete Restated Certificate of Incorporation, as amended. As a result of the foregoing, and because there is an additional amendment being considered at this Annual Meeting that if adopted will require yet another document to be included among the several other documents comprising the Restated Certificate of Incorporation, the Board of Directors believes that it is an appropriate time to seek stockholder approval of the Second Restated Certificate of Incorporation.

        The full text of the Second Restated Certificate of Incorporation is attached to this proxy statement as Annex C. The form of Second Restated Certificate of Incorporation attached hereto has been prepared without giving effect to the proposed amendment described above in the preceding proposal being considered for approval at this Annual Meeting. If such amendment is approved, the form of Second Restated Certificate of Incorporation will be modified to the extent necessary to give effect to the amendment so approved, which will be accomplished by inserting the provision included in Annex B with respect to the approved amendment in lieu of the corresponding existing provision of the Restated Certificate of Incorporation, as amended, as set forth in Annex B hereto. The final text of the Second Restated Certificate of Incorporation also is subject to modification to include any changes that may be required by the Secretary of State of Delaware or otherwise advisable to enable the Secretary of State of Delaware to accept and give effect to the filing and the Second Restated Certificate of Incorporation generally.

        Approval of the proposed Second Restated Certificate of Incorporation requires the affirmative vote, either in person or by proxy, of a majority of the votes entitled to be cast by the holders of the Corporation's outstanding Common Stock (with the holders of Common Stock entitled to 1 vote per share). Abstentions and broker "non-votes" will have the same effect as voting "AGAINST" the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

The Board of Directors recommends a vote "FOR" approval of Item 5, which approves the Second Amended and Restated Certificate of Incorporation.

 SECURITY OWNERSHIP

        As of June 9, 2011, the Corporation's issued and outstanding Common Stock consisted of 44,147,037 shares of Common Stock. The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, each "Named Executive Officer," or "Executive," the directors and executive officers as a group, and all beneficial owners of more than 5% of the Common Stock known to the Corporation is furnished as of June 9, 2011. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name.

Directors, Named Executive Officers and 5% Stockholders	Number of Shares Beneficially Owned	Percent of Class
Per-Olof Loof (1)	290,872	*
William M. Lowe, Jr. (2)	119,999	*
Conrado Hinojosa (3)	50,504	*
Marc Kotelon (4)	48,715	*
Charles C. Meeks, Jr. (5)	50,504	*
Dr. Wilfried Backes	8,333	*
Gurminder S. Bedi	10,000	*
Joseph V. Borruso	12,866	*
Frank G. Brandenberg	19,191	*
E. Erwin Maddrey, II	12,095	*
Robert G. Paul	12,000	*
Joseph D. Swann	44,095	*
All Directors and Executive Officers as a group (18 persons) (6)	931,753	2.1%
Cadian Capital Management, LLC (7)	3,000,000	6.8%
K Financing, LLC (8)	8,416,814	19.1%

*
Percentage of shares beneficially owned does not exceed one percent of class.

(1)
The amount shown includes 40,000 shares subject to currently exercisable options. Includes a grant of restricted stock of 16,667 shares with a net share settlement of 4,167 shares deducted by the Corporation to satisfy Federal withholding tax obligations.

(2)
The amount shown includes 53,333 shares subject to currently exercisable options.

(3)
The amount shown includes 48,334 shares subject to currently exercisable options. Includes a grant of restricted stock of 2,894 shares with a net share settlement of 724 shares deducted by the Corporation to satisfy Federal withholding tax obligations.

(4)
The amount shown includes 42,917 shares subject to currently exercisable options.

(5)
The amount shown includes 45,834 shares subject to currently exercisable options. Includes a grant of restricted stock of 2,894 shares with a net share settlement of 724 shares deducted by the Corporation to satisfy Federal withholding tax obligations.

(6)
The amount shown includes 441,167 shares subject to currently exercisable options.

(7)
According to a Schedule 13G filed with the SEC on June 2, 2011 by Cadian Capital Management, LLC and Eric Bannasch, as of May 17, 2011, each reporting person has shared voting power for 3,000,000 shares and shared dispositive power for 3,000,000 shares. The address for these reporting persons is 461 Fifth Avenue, 24th Floor, New York, NY 10017.

(8)
According to a Schedule 13D/A filed with the SEC on May 31, 2011 by K Equity, LLC, K Holdings, LLC, Platinum Equity Capital Partners II, L.P., Platinum Equity Partners II, LLC, Platinum Equity Investment Holdings II, LLC, Platinum Equity, LLC and Tom Gores, each of these reporting persons has sole voting power for 8,416,814 shares and sole dispositive power for 8,416,814 shares. The address for these reporting persons is 360 North Crescent Drive, South Building, Beverly Hills, CA 90210. This reflects the issuance of a warrant on June 30, 2009 to initially purchase 26,848,484 shares of the Corporation's Common Stock (the "Closing Warrant") to K Financing, LLC, an affiliate of Platinum Equity Capital Partners II, L.P., pursuant to the terms of the Amended and Restated Credit Agreement among K Financing, LLC, the Corporation and certain of the Corporation's subsidiaries. The Closing Warrant was subsequently transferred to K Equity, LLC ("K Equity"). On December 20, 2010, in connection with a secondary offering in which K Equity was the selling security holder, K Equity exercised a portion of the Closing Warrant representing the right to purchase 10.9 million shares of the Corporation's Common Stock to the underwriters of the secondary offering. On May 31, 2011, K Equity, sold a portion of the Closing Warrant to Deutsche Bank Securities Inc., in connection with the offering of a total of 7 million shares of the Corporation's Common Stock, at a public offering price of $14.60 per share. K Equity retained the remaining portion of the warrant, representing the right to purchase 8.4 million shares of the Corporation's Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis ("CD&A") outlines the Corporation's executive compensation philosophy, objectives and processes. It explains the decision making process used by the Compensation Committee of our Board of Directors (the "Committee"), the reasoning behind our executive compensation program, and, more specifically, the actions the Committee took related to the compensation of the Corporation's executive officers listed below (we refer to these persons as our "Named Executive Officers") for our fiscal year ended March 31, 2011:

    Per-Olof Loof—Chief Executive Officer
    William M. Lowe, Jr.—Executive Vice President and Chief Financial Officer
    Conrado Hinojosa—Executive Vice President, Tantalum Business Group
    Marc Kotelon—Senior Vice President, Global Sales
    Charles C. Meeks, Jr.—Executive Vice President, Ceramic, Film and Electrolytic Business Group

        Executive compensation disclosure rules require us to report the compensation of our principal executive officer, Mr. Loof, our principal financial officer, Mr. Lowe, and our next three highest-paid executive officers as of the end of our last fiscal year (Messrs. Hinojosa, Kotelon and Meeks).

Executive Summary

Overview of our Executive Compensation Program

        The Committee believes the Corporation's compensation strategy has served our Corporation and stockholders well. Fiscal year 2011 was a year where our Named Executive Officers, as well of all of our employees and our Corporation as a whole delivered outstanding performance. As a result, we continue to rely on a balance of the following compensation and benefit programs to attract and retain executive talent and to ensure a strong connection between executive compensation and financial performance:

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  Base salary (fixed compensation);

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  Annual bonus incentives (cash bonuses);

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  Long-term incentive compensation in the form of cash and restricted stock;

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  Perquisites and other personal benefits; and

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  Retirement, health and welfare benefits.

        During the first quarter (ending June 30) of each fiscal year, the Committee (i) determines base salary adjustments (if any) for our executive officers effective as of July 1st of such fiscal year, (ii) establishes the current year short- and long-term performance-based incentive compensation measures and opportunities and (iii) determines whether the performance conditions for recently-completed performance periods have been satisfied.

Key Compensation Developments and Pay for Performance Highlights in Fiscal Year 2011

        Our executive compensation is closely aligned with our corporate performance. In fiscal year 2011, our executives were rewarded for outstanding performance.

Pay for Performance

        As highlighted below and described in greater detail under the headings "Annual Bonus Incentives for Named Executive Officers" and "Long-Term Incentive Compensation," the Committee selected the following performance measures to assess the performance of our Named Executive Officers in fiscal year 2011 and in a two-year performance period ending at the close of fiscal year 2011:

  •
  Annual bonus incentives (paid in the form of cash bonuses): Annual bonus incentive awards pursuant to the Corporation's Executive Bonus Plan ("EBP") are paid based on the achievement of corporate, business group and/or regional sales unit performance metrics. Corporate metrics were tied to fiscal year 2011 Revenues, Adjusted EBITDA and Free Cash Flow. Business group ("BG") metrics were tied to the corporate metrics of fiscal year 2011 Revenues, Adjusted EBITDA, Free Cash Flow, in addition to BG gross margin and BG Adjusted EBITDA metric.

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  Long-term incentive compensation (paid in the form of cash and restricted stock): Long-Term Incentive Plan ("LTIP") awards pursuant to the Corporation's Long-Term Equity Incentive Plan are paid in overlapping two-year performance cycles based on the achievement of corporate performance metrics. For the performance period ending March 31, 2011, performance targets were based on the Corporation's achievement of a cumulative fiscal year 2010 and fiscal year 2011 Adjusted EBITDA performance metric.

Salary Adjustments

        As described in greater detail below, the Committee increased base salaries for Named Executive Officers in June 2010 (effective as of July 1, 2010) based on its review of external market value, skills and responsibilities for each position within the Corporation. The Committee believes these adjustments were necessary and important in maintaining a competitive compensation package vital to the Corporation's ability to retain and attract key talent.

Fiscal Year 2011 Results

        Our executive compensation plans worked as intended in fiscal year ending March 31, 2011. Management achieved one of the most successful financial results of any year in the Corporation's history. Revenues surpassed the $1 billion mark for only the second time in the Corporation's history.

As discussed further below and in alignment with our pay-for-performance philosophy, our outstanding performance in fiscal year 2011 resulted in:

	Corporation Performance	Resulting Payments
• Revenues of $1,018 million equaling 129% of target
• Adjusted EBITDA of $196.1 million equaling 223% of target
• Free Cash flow of $107.6 million equaling 174% of target
Executive Bonus Plan	• Adjusted EBITDA: Tantalum Business Group $123.2 million, and Ceramic, Film and Electrolytic Business Group $73.1 million	Payment at maximum payout level for each Named Executive Officer
• Gross Margin: Tantalum Business Group $147.3 million, and Ceramic, Film and Electrolytic Business Group $118.3 million
Long-Term Incentive Compensation	• Fiscal year 2010 / 2011 Adjusted EBITDA of $267.2 million equaling 195% of target	Payment at maximum payout level for each Named Executive Officer

Compensation Program Philosophy and Objectives

        The Corporation's executive compensation program focuses on closely aligning compensation paid to its executive officers with the performance of the Corporation on both a short-term and long-term basis and assisting the Corporation in attracting and retaining the necessary talent. The Corporation's compensation objectives are to provide all employees with base salaries and benefits that are 1) commensurate with their job, 2) internally equitable and 3) externally competitive within the markets the Corporation competes for talent, including the electronics industry and the local communities in which the Corporation resides. With respect to incentive compensation, the Corporation's objective is to tie variable compensation to the achievement of the organization's market and financial performance. As the Corporation has expanded from a North American based corporation with international sales offices to a multinational corporation with international business groups, the Corporation's compensation philosophy has evolved to attract executives with international experience and the broader skills necessary for the management of a multinational corporation. We have designed the Corporation's compensation program to:

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  support the financial objectives of the Corporation;

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  attract and retain the talent and skill level needed to grow the Corporation with a focus on an international presence;

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  allow flexibility in design and administration to support the ever-changing electronics industry;

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  provide an externally competitive compensation structure for positions of similar skill, responsibilities, and geographic location;

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  provide a structure that is internally fair and equitable for the skills and knowledge required to perform each individual role; and

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  reward executives for performance that is aligned with both the short-term- and long-term objectives of the Corporation and with stockholder interests.

What the Compensation Program Is Designed to Reward

        The Corporation's compensation program is designed to align compensation with individual, team and/or organizational performance. The Committee believes that the total compensation program for executive officers is focused on enhancing corporate performance. In particular, the Committee feels that providing a portion of compensation in the form of an annual cash bonus based on achieving certain targets based on the annual business budget will enhance corporate performance. Individual performance is evaluated, and "pay for performance" governs all base salary increases. The Committee believes that executives' incentives are aligned with stockholder value creation by tying an executive's compensation to annual and long-term incentives that will create long-term stockholder value.

How the Corporation Structures an Executive's Total Compensation

Role of the Committee, Executive Officers and Compensation Consultants

        The Committee is directly responsible to the Board of Directors, and through the Board to KEMET's stockholders, for developing and administering all compensation programs for KEMET's executives.

        In making its determinations with respect to executive compensation, the Committee is supported by Larry McAdams, KEMET's Vice President and Chief Human Resources Officer. In addition, the Committee has historically engaged the services of a compensation consultant. In fiscal year 2011, the Committee retained the services of Pearl Meyer & Partners ("PM&P") to assist with its review of the compensation package of the Chief Executive Officer and other executives. In addition, PM&P was retained to assist the Committee with several special projects, including benchmarking executive compensation, monitoring trends in executive and non-employee director compensation, and assisting in the preparation of the CD&A included in this proxy statement.

        The Committee retains PM&P directly, although in carrying out assignments PM&P also interacts with KEMET management when necessary and appropriate. Specifically, the Vice President and Chief Human Resources Officer interacts with the consultants to provide compensation data. In addition, PM&P may, in its discretion, seek input and feedback from the executives regarding its consulting work product prior to presentation to the Committee to confirm its alignment with the Corporation's business strategy, determine what additional data may need to be gathered, or identify other issues, if any, prior to presentation to the Committee. PM&P does not provide any services to the Corporation other than its consulting services to the Committee related to executive and director compensation.

        The Committee frequently requests the CEO to be present at Committee meetings where executive compensation and corporate performance are discussed and evaluated. The CEO is free to provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only independent Committee members are allowed to vote on decisions made regarding executive compensation.

        The Committee meets with the CEO to discuss his own compensation package, but ultimately, decisions regarding the CEO's compensation are made by the Committee, meeting in executive session, without the CEO or an executive officer present, solely based upon the Committee's deliberations.

Decisions regarding other executives are made by the Committee after considering recommendations from the CEO and Vice President and Chief Human Resources Officer.

Peer Group Analyses

        The Committee has reviewed external market data compiled by PM&P to examine the total cash and equity components of the compensation package that the Corporation provides to its Named Executive Officers and non-employee directors to determine if such compensation is competitive. The Committee also reviews survey data provided by the Hay Group, Inc. ("Hay"). The information provided by PM&P and Hay is analyzed by the Committee while reviewing the competitive nature of compensation provided to the Named Executive Officers and non-employee directors.

        In making compensation decisions with respect to staff salaries, including the Named Executive Officers, the Committee maintains a standard pay range structure based on an external market analysis provided by PM&P and Hay. Pay ranges are reviewed periodically and adjustments made, as needed and within the financial capabilities of the Corporation and based on market conditions.

        In fiscal year 2011, the Committee reviewed data provided by PM&P from the most recent proxy statement then available for each of the following peer organizations. Historically, these organizations have been viewed as peer companies of the Corporation because they either manufacture capacitors or other components, compete in the same market segments or actively recruit each other's employees due to similar skill requirements.

• Amphenol Corporation	• Littelfuse, Inc.
• AVX Corporation	• MEMC Electronic Materials, Inc.
• Baldor Electric Company	• Methode Electronics, Inc.
• C&D Technologies, Inc.	• Molex Incorporated
• CTS Corporation	• Park Electrochemical Corp.
• Fairchild Semiconductor International, Inc.	• Spectrum Control, Inc.
• Greatbatch, Inc.	• Thomas & Betts Corporation
• International Rectifier Corporation	• Vishay Intertechnology, Inc.
• JDS Uniphase Corporation

  Other Factors

        Other factors considered when making individual executive compensation decisions include individual performance and objective performance, skills required to meet position specifications and the Corporation's need for a flexible and adaptable workforce. We believe that these factors allow us to attract and retain the executives with skills needed to manage a multinational corporation. Variable (incentive) compensation rewards may be team or individual performance based. Award criteria are statistically measurable and directly tied to the Corporation's business and strategic plan. All compensation components reflect the Corporation's international focus.

  Total Compensation

        The Committee's goal is to award compensation that is reasonable and consistent with the Corporation's philosophy and objectives regarding executive compensation when all elements of potential compensation are considered. In making decisions with respect to any element of a Named Executive Officer's compensation, the Committee considers the total compensation that may be awarded to the officer, including the following principal components, each of which is discussed in more detail below:

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  base salary (fixed compensation);

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  annual bonus incentives, the amount of which is dependent on performance during the fiscal year;

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  long-term incentive compensation, currently in the form of cash and restricted stock;

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  perquisites and other personal benefits; and

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  retirement health and welfare benefits.

        In reviewing each component of compensation and the total reward package, the Committee uses data provided by its outside advisors to review not only the level of compensation provided by the Corporation and its competition, but also the mix of compensation. The mix of compensation refers to the percentage of compensation which is allocated to each component of compensation. This allows the Committee another means of assessing the competitiveness and structure of executive compensation and ensures that the philosophies and objectives of the Corporation are being achieved.

        The Committee does not strive to pay executives at a particular position, nor provide a mix of compensation as compared to market data. Rather, the Committee uses market data to inform decisions regarding levels and the mix of total compensation.

Elements of Compensation, Why the Corporation Chooses to Pay Each Element and the Corporation's Fiscal Year 2011 Practices

Base Salary (Fixed Compensation)

        The Corporation provides Named Executive Officers with an annual base salary, taking into account an evaluation of positions based on the external market value, skills and responsibilities of a specific position. Each position is compared with similar positions within the Corporation and their market value to arrive at its relative ranking and value within the organization. The Corporation maintains a standard pay range structure based on an external market analysis of benchmark positions. Pay ranges are reviewed at least annually and adjustments made, as needed and within financial capabilities, based on the market movement of benchmark positions.

        Individuals can move upwards through their pay ranges based on individual performance, skill development and/or exhibited competencies needed for the position. Internal performance reviews are performed each year on all employees and are a factor in determining increases in compensation. Base salary may also be adjusted based on external market conditions or for promotions to positions of greater responsibility. Base salary increases are managed in a fiscally responsible manner and are not guaranteed.

        Fiscal Year 2011 Base Salary Adjustments.    The Committee made the following adjustments to the Named Executive Officers base salaries:

Executive	Fiscal Year 2010 Base Salary ($)	New Fiscal Year 2011 Base Salary ($)	Increase ($)	Increase (%)
Per-Olof Loof—Chief Executive Officer	585,000	770,000	185,000	31.6
William M. Lowe, Jr.—Executive Vice President and Chief Financial Officer	400,000	460,000	60,000	15.0
Conrado Hinojosa—Executive Vice President, Tantalum Business Group	250,000	280,000	30,000	12.0
Marc Kotelon—Senior Vice President, Global Sales	369,231	404,188	34,957	9.5
Charles C. Meeks, Jr.—Executive Vice President, Ceramic, Film and Electrolytic Business Group	240,000	280,000	40,000	16.7

        Mr. Kotelon's cash compensation is provided in Swiss Francs, since he is based in KEMET's Geneva, Switzerland office. Mr. Kotelon's salaries shown above are based on the exchange rate for March 31, 2011 of CHF 1.00 to USD 1.0924. The fiscal year 2011 salaries noted above were effective as of July 1, 2010.

        In recent years, KEMET's salary adjustments have been limited and fell significantly below the median of the marketplace surveys. In fiscal year 2009, our Named Executive Officer salaries were reduced pursuant to a companywide salary reduction plan. These reduced salaries were returned to their pre-reduction levels in fiscal year 2010 but not adjusted for then-current compensation levels. The current salary adjustments reflect the limited adjustments made in recent years. When determining the appropriate adjustments the Committee also considered the following:

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  As described in the Corporation's fiscal year 2010 proxy statement, Mr. Loof's salary increase was determined and effective when he entered into a new employment agreement on January 27, 2010. In determining Mr. Loof's compensation, the Committee considered Mr. Loof's outstanding performance positioning the Corporation for growth, Mr. Loof's below median salary as compared to peer group companies and the elimination of perquisites including a car allowance, country club and dining club dues and income tax preparation expense reimbursement. In addition, under Mr. Loof's 2010 employment agreement, in the event of a change in control, Mr. Loof agreed to reduce the amount of his severance pay from 36 to 24 months and gave up the right to a tax gross-up in the event an excise tax is imposed on any payments.

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  Mr. Lowe's salary increase was based on the Committee's evaluation of his experience and performance, the elimination of perquisites, his contributions to the health of the Corporation's balance sheet including debt refinancing and his base salary relative to the market. The Committee determined that based on these factors, Mr. Lowe's salary should be above the market median, but below the 75th percentile.

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  Mr. Hinojosa's salary increase included an evaluation of his performance, elimination of perquisites and his below market median position. Mr. Hinojosa has been critical in positioning the Corporation's Tantalum Business Group for substantial growth. After adjustment, Mr. Hinojosa's salary remains below the market median which is consistent with the Corporation's objectives to target to pay at or below the market median on base salaries for experienced executives who are performing well in their position.

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  Mr. Kotelon's salary increase included an evaluation of his performance, elimination of perquisites and his below market median position. Mr. Kotelon, as leader of the Corporation's sales organization, has led the development of sales relationships that led to revenues exceeding

    $1 billion. After adjustment, Mr. Kotelon's salary remains below the market median which is consistent with the Corporation's objectives to target to pay at or below the market median on base salaries for experienced executives who are performing well in their positions.

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  Mr. Meeks's salary increase included an evaluation of his performance, elimination of perquisites and his below market median position. Mr. Meeks has been critical in positioning the Corporation's Ceramic, Film and Electrolytic businesses for substantial growth. After adjustment, Mr. Meeks's salary remains below the market median which is consistent with the Corporation's objectives to target to pay at or below the market median on base salaries for experienced executives who are performing well in their position.

  Annual Bonus Incentives for Named Executive Officers

        The EBP, which was approved by the Corporation's stockholders at the 1996 Annual Meeting, is intended to reward executives based on the Corporation's financial performance. As discussed above, the performance of the Corporation's executives led to outstanding financial results in fiscal year 2011, producing the achievement of performance metrics above the maximum target levels. Therefore, each of our Named Executive Officers earned their maximum EBP incentive payments.

        Our Named Executive Officers had the following cash opportunities (and opportunity as a percentage of base salary as of July 1, 2010) under the EBP:

	Threshold Performance		Threshold Performance		Threshold Performance
Executive	($)	(%)	($)	(%)	($)	(%)
Per-Olof Loof—CEO	385,000	50	770,000	100	1,540,000	200
William M. Lowe, Jr.—EVP and CFO	138,000	30	276,000	60	552,000	120
Conrado Hinojosa—EVP	70,000	25	140,000	50	280,000	100
Marc Kotelon—SVP (1)	108,401	25	216,802	50	433,603	100
Charles C. Meeks, Jr.—EVP	70,000	25	140,000	50	280,000	100

(1)
Mr. Kotelon's incentives shown above are based on the exchange rate for May 31, 2011 (the date on which the EBP incentive was paid) of CHF 1.00 to USD 1.1719.

        100% of Mr. Loof's fiscal year 2011 EBP is determined by the Corporation's performance. 80% of Mr. Lowe's and Mr. Kotelon's fiscal year 2011 EBP is determined by the Corporation's performance. 50% of Mr. Hinojosa's fiscal year 2011 EBP is determined by Tantalum's performance and 30% of his fiscal year 2011 EBP is determined by the Corporation's performance. 50% of Mr. Meek's fiscal year 2011 EBP is determined by Ceramic, Film and Electrolytic's performance and 30% of his fiscal year 2011 EBP is determined by the Corporation's performance. For Executives other than the CEO, the remaining 20% of the performance metrics is determined by individual objectives which are approved by the CEO and are centered on activities or actions for which the Executive is directly accountable for achieving during the measurement period. The Committee has the right to exercise discretion to reduce the EBP payout to ensure that payouts produce their desired result. The Committee may not exercise discretion to increase a payout. The Committee reviewed the EBP payouts and determined that such payouts were appropriate; accordingly, the Committee did not exercise any discretion to reduce EBP payouts for fiscal year 2011.

        The Committee established the following performance measures under the EBP for measuring the Corporation's performance in fiscal year 2011 (amounts are in millions, except percentages):

% of Payout	Performance Target	Threshold ($)	Target ($)	Maximum ($)	Actual Results ($)
50	Adjusted EBITDA	70.4	88.0	105.6	196.1
30	Free Cash Flow	49.6	62.0	74.4	107.6
20	Revenue	712.8	792.0	871.2	1,018.4

        The Committee established the following performance measures under the EBP for measuring the Tantalum Business Unit's performance for Mr. Hinojosa in fiscal year 2011 (amounts are in millions, except percentages):

% of Payout	Performance Target	Threshold ($)	Target ($)	Maximum ($)	Actual Results ($)
25	Adjusted EBITDA	56.0	70.0	81.0	123.2
25	Gross Margin	81.0	90.1	108.1	147.3

        The Committee established the following performance measures under the EBP for measuring the Ceramic, Film and Electrolytic Business Unit's performance for Mr. Meeks in fiscal year 2011 (amounts are in millions, except percentages):

% of Payout	Performance Target	Threshold ($)	Target ($)	Maximum ($)	Actual Results ($)
25	Adjusted EBITDA	14.4	18.0	24.6	73.1
25	Gross Margin	50.0	55.6	66.7	118.3

        For the fiscal year 2011 EBP, the Committee selected the performance metrics described above because they reflect the corresponding financial and operating targets in the Corporation's annual business budget for such fiscal year. In order for a minimum bonus payout to occur, the threshold is set at 80% to 90% of the target objective. At the time the performance measures were established, the Committee believed that it would require a high degree of difficulty to reach the maximum bonus payout which is set at 110% to 120% of the target.

        For purposes of the EBP we define the various Corporation performance metrics as follows:

        "Adjusted EBITDA" is defined as net income/loss before income tax expense, interest expense, net, and depreciation and amortization, adjusted to exclude restructuring charges, debt and stock registration related fees, ERP integration costs, gain on licensing of patents, write down of long-lived assets, stock-based compensation expense, increase in value of warrant, curtailment gains on benefit plans, gain on sales and disposals of assets, gain/loss on the early extinguishment of debt, net foreign exchange gain/loss, inventory write downs and acquisitions integration costs.

        "Free Cash Flows" is defined as Adjusted Operating Income adjusted for: depreciation and amortization, the change in working capital (change in inventories, accounts receivables and accounts payable), and less capital expenditures. Adjusted Operating Income is defined as operating income adjusted to exclude: stock-based compensation expense, debt and stock registration related fees, ERP integration, restructuring charges, inventory write downs and gain on sales and disposals of assets.

        "Revenue" is defined as net sales in accordance with U.S. GAAP.

        "Gross Margin" is defined as Net sales (in accordance with U.S. GAAP) less cost of sales.

        Within 90 days after completion of the fiscal year, the Committee reviews the Corporation's performance and determines each participant's bonus award. Payments of awards are paid in cash in a lump sum shortly following the Committee's approval.

        Fiscal Year 2011 Results.    As described above, the Named Executive Officers earned the following maximum awards under the EBP: Mr. Loof $1,540,000, Mr. Lowe $552,000, Mr. Hinojosa $280,000 Mr. Kotelon CHF 370,000 (or $433,603 at the May 31, 2011 exchange rate of CHF 1.00 to USD 1.1719) and Mr. Meeks $280,000.

Long-term Incentive Compensation

        KEMET's equity plans provide that participants may be granted a number of equity based awards including restricted stock, restricted stock units, stock options and performance-based awards. In fiscal year 2011, the Corporation awarded Named Executive Officers restricted stock and cash at the 2010/2011 LTIP's maximum targeted payment level due to achievement of pre-determined performance metrics associated with those awards.

        The Committee believes the long-term incentive program provides executives with significant additional incentive to promote the financial success of the Corporation and attract and retain talented leadership. The Committee believes that providing equity based incentives to our executives appropriately aligns their interests with our stockholders.

  Long-Term Incentive Plan ("LTIP")

        In July 2009, the 2010/2011 LTIP was established for fiscal year 2010 through fiscal year 2011 period. Following the Annual Meeting, participants will be awarded a combination of cash and restricted shares based upon the Corporation's Adjusted EBITDA performance over the two-year period (fiscal year 2010 and fiscal year 2011). These shares will be 100% vested on the date of grant however they cannot be sold until 90 days after the Named Executive Officer terminates his employment. In May 2010 the 2011/2012 LTIP was established for the two-year period ending March 31, 2012 and in May 2011the 2012/2013 LTIP was established for the two-year period ending March 31, 2013.

        At the discretion of the Committee, participants in the 2010/2011 LTIP may receive up to 15% of this award in vested shares of restricted stock. The number of shares issued for each award is determined by (a) multiplying the total value of the LTIP award by the percentage to be paid in restricted stock, as determined by the Committee prior to the date of award payment, (b) dividing such amount by the closing per share price of the Corporation's Common Stock as of July 29, 2009, the date of award grant. The Committee limited the amount of the LTIP award payable in equity due to the Corporation's low stock price, potential stockholder dilution and the limited number of shares available for grant in stockholder approved equity plans when the fiscal year 2010/2011 LTIP was granted. If the 2011 Omnibus Stock and Incentive Plan is approved by stockholders, the Committee may pay up to 100% of future LTIP awards in the form of the Corporation's stock or stock units.

        For the two-year performance period ending March 31, 2011, Named Executive Officers were granted the following 2010/2011 LTIP opportunities and opportunity as a percentage of base salary which was in place on April 1, 2009 (excluding the 10% salary reduction which was in place from January 1, 2009 to October 1, 2009), such opportunities, if earned, to be paid in a combination of cash and up to 15% in restricted stock:

	Threshold Performance		Threshold Performance		Threshold Performance
Individual	($)	(%)	($)	(%)	($)	(%)
Per-Olof Loof (1)	292,500	50.0	585,000	100.0	1,170,000	200.0
William M. Lowe, Jr. (1)	200,000	50.0	400,000	100.0	600,000	150.0
Conrado Hinojosa (1)	93,750	37.5	187,500	75.0	281,250	112.5
Marc Kotelon (1)(2)	151,149	37.5	302,299	75.0	453,448	112.5
Charles C. Meeks, Jr. (1)	90,000	37.5	180,000	75.0	270,000	112.5

(1)
The amounts above reflect the total amount of cash and do not approximate the value of the shares of the Common Stock that may be received. Up to fifteen percent of these award payments may be converted at the discretion of the Committee into restricted shares of Common Stock based on the share price of Common Stock on July 28, 2009 ($1.71).

(2)
Mr. Kotelon's incentives shown above are based on the exchange rate for June 14, 2011 of CHF 1.00 to USD 1.1925.

        The Committee established the following performance levels in July 2009 for the fiscal year 2010/2011 LTIP (amounts in millions, except percentages):

Performance Measure	Threshold	% of Target at Threshold	Target	% of Target at Target	Maximum	% of Target at Maximum	Actual Result
Adjusted EBITDA	$109.6	80%	$137.0	100%	$164.0	120%	$267.2

        Adjusted EBITDA for LTIP purposes is defined the same as for the EBP. The Committee selected Adjusted EBITDA as a performance metric because it believes that it is a good indicator of cash generation and cash management, plus overall inventory management of raw materials, semi-finished goods and finished goods.

        When the performance levels were established in July of 2009, threshold, target and maximum financial targets were considered appropriate given the current economic environment. As discussed above, the actual performance of the Corporation was substantially greater than expected. As a result of the Corporation's outstanding performance, the executives earned the maximum award. If the 2011 Omnibus Stock and Incentive Plan is approved by stockholders, then the 2010/2011 LTIP payout will occur as follows: 85% of the maximum award will be paid in cash on July 29, 2011 and the remaining 15% will be paid in restricted shares of the Corporation's Common Stock. These shares will be 100% vested on the date of grant however they cannot be sold until 90 days after the Named Executive Officer resigns from his position. The number of shares each Named Executive Officer receives will be based on the value of the portion of his/her award payable in stock divided by the share price of the Corporation's stock on July 28, 2009 ($1.71). If the 2011 Omnibus Stock and Incentive Plan is not approved by stockholders, 90% of the maximum award will be paid in cash on July 29, 2011 and the remaining 10% will be paid in restricted shares of the Corporation's stock under the 2011 Omnibus Stock and Incentive Plan. The number of shares each Named Executive Officer receives will be based on the value of the portion of his award payable in stock divided by the share price of the Corporation's stock on July 28, 2009 ($1.71).

Perquisites and Other Personal Benefits

        The Corporation provides Named Executive Officers with limited perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall executive compensation program to better enable the Corporation to attract and retain superior employees for key positions. During fiscal year 2010 the Committee reviewed its executive perquisite program and decided to eliminate the following perquisites: car allowances (though use of the Corporation's cars is permitted under certain circumstances), country club memberships and income tax preparation fees and certain executive supplemental disability benefits. The Committee believes eliminating these perquisites is in keeping with current best-practices regarding executive compensation. Following the Committee's revision to the perquisite program, the Named Executive Officers received limited payment in fiscal year 2011 of certain amounts owed under the prior program.

        In addition, the Named Executive Officers received certain other perquisites generally relating to their travel on behalf of the Corporation, as more fully described in the footnotes to the Summary Compensation Table below.

Retirement, Health and Welfare Benefits

        Named Executive Officers participate in the Corporation's retirement, health and welfare benefit plans on the same terms as other employees. These plans include medical, vision and dental insurance, life and disability insurance, and flexible spending accounts relating to health care. With the exception of Mr. Kotelon who is not a U.S. employee and therefore not eligible, the Named Executive Officers also participate in the Corporation's 401(k) retirement savings plan. As described above, the Corporation discontinued the practice of providing additional life insurance and supplemental LTD benefits to executives, with the exception of group life insurance and LTD plans that are available to all employees. For additional information on the retirement, health and welfare benefits available to Named Executive Officers, see the text following the Summary Compensation Table, the All Other Compensation Table and the Perquisites Table below.

Individual Agreements with Named Executive Officers

Employment Agreement With CEO

        With the exception of our CEO, Mr. Loof, none of our executives are employed pursuant to employment agreements. On January 27, 2010, the Corporation entered into an employment agreement with Mr. Loof (the "2010 Agreement") which superseded his prior employment agreement with the Corporation. The Board of Directors believed that it was in the best interest of the Corporation to continue to provide Mr. Loof with a long-term contract that was competitive in the marketplace, but internally equitable based on the financial performance of the Corporation. Under his prior employment agreement with the Corporation, Mr. Loof's salary was below the median salary for his peer group, The Board believed that, in light of Mr. Loof's proven performance over his first five years of employment, a more competitive level of salary—while eliminating perquisites and reducing change of control severance benefits—would best assist in retaining Mr. Loof's leadership in the most equitable manner. The Board believes that Mr. Loof's 2010 Agreement continues to benefit the Corporation by providing continuity for the Corporation's senior executive and setting up a timetable for orderly succession planning. Key terms of Mr. Loof's the 2010 Agreement are as follows:

  •
  The 2010 Agreement has a term of April 1, 2010 through June 30, 2015.

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  Salary of $770,000 subject to increases at the discretion of the Board.

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  Mr. Loof is eligible to participate in the Corporation's health and insurance coverage plan, existing short-term incentive compensation program, long-term incentive compensation program, and the Corporation's deferred compensation plans (described below), in each case as such plans are generally available to other executive officers of the Corporation.

  •
  As long as Mr. Loof is employed as CEO on June 30, 2015 and has been continuously employed with the Corporation from January 27, 2010 to June 30, 2015, Mr. Loof will be entitled to participate in a special 15-month long-term incentive compensation program ("Special LTIP") covering the period April 1, 2014 through June 30, 2015. The Special LTIP is similar to the Corporation's LTIP described above and available to other Named Executive Officers, but it is prorated to reflect a 15 month period. While participating in the Special LTIP Mr. Loof will not be eligible for any other long-term incentive compensation awards.

  •
  The 2010 Agreement will terminate (i) immediately upon Mr. Loof's resignation, death or disability or (ii) upon notice of termination by the Corporation at any time, with or without "cause" (as defined in the 2010 Agreement).

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  Upon any termination by the Corporation of Mr. Loof's employment without "cause" or upon Mr. Loof's resignation with "good reason" (as defined in the 2010 Agreement) during the term of the 2010 Agreement, Mr. Loof will be entitled to receive severance payments equal to his base salary for the period from the date of termination to the earlier to occur of (x) June 30, 2015 or (y) two years from the date of termination.

  •
  If Mr. Loof resigns for "good reason," severance payments will also include Mr. Loof's target bonus under the existing short-term incentive program.

  •
  If Mr. Loof is terminated by the Corporation for cause or if Mr. Loof resigns (other than for "good reason"), he will be entitled to receive only his base salary through the date of termination or resignation and will not be entitled to receive any other salary, compensation or benefits from the Corporation or its subsidiaries, except as otherwise specifically provided for under the Corporation's employee benefit plans or as otherwise expressly required by applicable law.

  •
  In the event of Mr. Loof's disability or death, Mr. Loof or his heirs, as applicable, will be entitled to receive only his base salary through the date of such an event and any annual bonus for a completed fiscal year that has not yet been paid.

  •
  The 2010 Agreement does not include a gross-up for any taxes that may be assessed to him as a result of the "excess parachute payment" excise tax rules under Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended (the "Code"). This was provided under the prior agreement, but eliminated in this 2010 Agreement.

  •
  The 2010 Agreement contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Mr. Loof's employment and for a minimum of twelve months after any termination thereof. As consideration for the non-competition and non-solicitation agreements, if Mr. Loof is employed by the Corporation as CEO on June 30, 2015 and has been continuously employed from January 27, 2010 to June 30, 2015, Mr. Loof shall receive one year of his base salary in effect at the time of termination plus one year of the annual short-term incentive bonus which shall be determined based on the target bonus for Mr. Loof's last year of employment.

  •
  Mr. Loof is also entitled to potential payments upon a termination of employment in connection with a change in control under the terms of his 2010 Agreement.

Change in Control Severance Compensation Agreements

        The Committee has entered into Change in Control Severance Compensation Agreements (the "Change in Control Agreements") with each of its Named Executive Officers to ensure that in the event of a possible change in control of the Corporation, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control. The Change in Control Severance Agreements are scheduled to expire on July 27, 2011. Management anticipates the Change in Control Severance Agreements will be renewed for an additional three year period, ending on July 27, 2014, with the same terms and conditions as currently in effect.

        Under the Change in Control Agreements, the Named Executive Officers are entitled to severance benefits in the event their employment with the Corporation is terminated under certain circumstances following a change in control, as well as accelerated vesting of performance awards. Previously, the Change in Control Agreements also provided for a "gross-up" for any excise tax imposed by operation of Code Section 4999 on amounts that constitute "excess parachute payments" under Section 280G. In fiscal year 2011, the Committee amended the Change in Control Agreements to remove the Section 280G gross-up provisions from the Change in Control Agreements and to reduce the amount of the benefits for certain Named Executive Officers. As described above, Mr. Loof's 2010 Agreement does not provide for a Section 280G gross-up.

        Under the Change in Control Agreements, a "change in control" is deemed to have occurred in the event of certain significant changes to the ownership of the Corporation, including when the percentage of ownership by an acquiring entity or group equals or exceeds 25% of the (a) then outstanding shares of Common Stock of the Corporation, or (b) combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of the Corporation's directors.

        Our Named Executive Officers will receive severance benefits under the Change in Control Severance Agreements if they are terminated without "cause" or if they resign for "good reason" following the change in control. The Change in Control Severance Agreements provide the following definition of "good reason":

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  The assignment of any duties inconsistent the Named Executive Officer's position, duties, responsibilities and status with the Corporation, or any removal of the Named Executive Officer from, or any failure to reelect to, any such position;

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  A reduction by the Corporation in the Named Executive Officer's base salary;

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  The failure of the Corporation to continue in effect any compensation, welfare or benefit plan in which the Executive is participating at the time of a change in control, without substituting or providing a substantially similar benefit at substantially the same cost;

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  Any purported termination for "cause" or "disability" (as defined in the Change in Control Agreements) without grounds; and/or

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  The relocation of the Named Executive Officer's primary work location to a location that is more than 20 miles from the current work location.

        "Cause," as defined in both the 2010 Agreement and the Change in Control Severance Agreements, means the willful and continued failure by the Named Executive Officer for a significant period of time substantially to perform his duties with the Corporation (other than any such failure resulting from his disability), after a demand for substantial performance is delivered to the Named Executive Officer in writing by the Board or its designee which specifically identifies the manner in which the Board or its designee believes that the Named Executive Officer has not substantially performed his duties, or (ii) the willful engaging by the Named Executive Officer in gross misconduct materially and demonstrably injurious to the Corporation. No act, or failure to act, on the Named Executive Officer's part shall be considered "willful" unless done, or omitted to be done, by the Named Executive Officer, not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation.

        Pursuant to the Change in Control Severance Agreements, each Named Executive Officer is entitled to receive an amount equal to twenty-four times the sum of (a) monthly base salary and (b) the monthly amount of the annual target incentive bonus due each executive following a qualifying termination after a change in control. In addition, under the Change in Control Severance Agreements, the Corporation must:

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  Maintain all life insurance, medical plans and programs in which the Named Executive Officers participate for twenty-four months (thirty-six months in the case of Mr. Loof) following the date of the qualifying termination or until such time as the executive first becomes eligible for the same type of coverage under another employer's plan, whichever is earlier;

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  Pay all reasonable legal fees and expenses incurred by each Named Executive Officer as a result of his resignation for good reason; and

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  Pay the costs of reasonable outplacement services, up to a maximum of $15,000, until the Named Executive Officer is employed on a full-time basis.

        Messrs. Loof, Lowe, Hinojosa, Kotelon and Meeks are not entitled to the benefits described above if their termination is for cause, they resign without good reason, or they die, become disabled or retire.

        Additionally, the Change in Control Severance Agreements provide for accelerated vesting of LTIP awards to the next whole year following the date of the change in control. The LTIP awards are payable in an amount equal to the greater of: 1) the actual performance of the Corporation through the date of the change in control compared to the plan target, up to the maximum amount payable under the plan or 2) the target amount payable under the plan for such period.

Deferred Compensation Plans

        In addition to its tax-qualified retirement plan, which is generally available to all employees, the Corporation sponsors the Deferred Compensation Plan for Key Managers and Executive Secured Benefit Plan. For information concerning the contributions made to these plans by the Named Executive Officers and the Corporation, please refer to the tables below.

Deferred Compensation Plan for Key Managers

        With the exception of Mr. Kotelon, the Named Executive Officers, in addition to certain other U.S.-based eligible executives, are entitled to participate in the Deferred Compensation Plan for Key Managers (the "DCP"). Participants in the DCP can defer up to 75% of their total compensation on a pre-tax basis during any fiscal year. The Corporation will match an amount equal to 100% of the first six percent of compensation that a participant elects to defer. Benefits under the DCP are paid no earlier than at the beginning of the year following the executive's retirement or termination of employment. Named Executive Officers can participate in either the DCP or the Corporation's 401(k) retirement savings plan or both; however, the aggregate match provided by the Corporation under both plans cannot exceed six percent of compensation in any given calendar year.

        The Committee believes that the DCP offers its Named Executive Officers an opportunity to save on a tax-advantaged basis for their retirement and helps attract and retain key personnel.

Executive Secured Benefit Plan

        On December 21, 2010, the Committee adopted the KEMET Executive Secured Benefit Plan (the "Secured Benefit Plan"). The Secured Benefit Plan, which became effective January 1, 2011, is an after-tax non-qualified retirement plan for select highly-compensated employees of the Corporation.

The Secured Benefit Plan supplements the Corporation's two existing pre-tax deferred compensation plans—the DCP and the 401(k) retirement savings plan.

        The Secured Benefit Plan allows participants to make after-tax contributions that are placed in an institutional life insurance policy that is owned by the participant with investment options in a variety of mutual funds. Each participant may elect to make contributions to the Secured Benefit Plan in an amount not to exceed 50% of his or her base salary plus 100% of his or her incentive compensation; provided, however, the participant's contribution must equal at least $5,000 with respect to any plan year. The Corporation will match an amount equal to 100% of the first six percent of compensation that a participant elects to contribute to the Secured Benefit Plan, though this amount is reduced to account for any contributions made to the DCP or 401(k) retirement savings plan. The participant's contributions to the Secured Benefit Plan are made on an after-tax basis and any Corporation matching contributions are taxable income to the participant for the year in which such contributions are made on behalf of the participant. Each participant is responsible for all federal, state and local taxes on such contributions. In addition, all policy premiums and fees are paid by the participant.

        Unlike the DCP or 401(k) retirement savings plan, the Secured Benefit Plan allows participants to withdraw up to 100% of their contributions in the life insurance policy, subject to minor fees, while actively employed or following termination of employment. Upon death, the estate of the participant will receive a death benefit equal to the amount of the original life insurance policy, minus any distributions.

        The Committee believes the Secured Benefit Plan provides participants with an attractive alternative method for retirement planning and helps attract and retain key management personnel.

Tax and Accounting Implications

        Section 162(m) of the Code prohibits the Corporation from deducting compensation paid in any year to its CEO and each other Named Executive Officer whose compensation is reported in the Summary Compensation Table for such year by reason of being among the three most highly compensated officers for that year, other than the Chief Financial Officer, in excess of $1 million, but does not subject performance-based compensation to this limit.

        The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Corporation's success. Consequently, in any year the Committee may authorize nonperformance-based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

Stock Ownership Guidelines

        To directly align the interests of the Named Executive Officers with the interests of the stockholders, the Committee established guidelines stipulating that each Named Executive Officer should maintain a minimum ownership interest in the Corporation. The amount to be retained varies depending upon the Named Executive Officer's position. The CEO has a target to own and retain a minimum number of shares totaling in value five times his annual base salary while all other Named Executive Officers are to own and retain a minimum number of shares totaling in value no less than three times their annual base salary. The time period during which such minimum number of shares is to be acquired and retained is targeted five years from the later of (i) April 1, 2006 or (ii) the year in which such executive officer was hired or promoted to executive officer status.

        As persons with access to material non-public information regarding the Corporation, our Named Executive Officers, like all of our employees and directors, are restricted in their ability to trade our securities in accordance with applicable law and the guidelines contained in our Code of Conduct.

REPORT OF THE COMPENSATION COMMITTEE

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussions with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

Submitted by:	Robert G. Paul, Chairman Gurminder S. Bedi Joseph V. Borruso Members of the Committee

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the Named Executive Officers for each of the last three fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All-Other Compensation ($)(3)	Total ($)
Per-Olof Loof	2011	770,000		—	—		—		3,546,789	(4)	—		126,671	4,443,460
Chief Executive Officer	2010	555,750		—	374,500	(5)	208,412		1,134,900		—		126,251	2,399,813
	2009	570,375		—	801,000	(6)	—		—		—		65,216	1,436,591
William M. Lowe, Jr. (7)	2011	454,808		—	—		—		1,581,127	(8)	—		70,915	2,106,850
Executive Vice President	2010	380,000		—	—		15,606		456,000		—		48,635	900,241
and Chief Financial	2009	276,957		—	—		118,480	(9)	180,000	(10)	—		32,881	608,318
Officer
Conrado Hinojosa	2011	281,940		—	—		—		762,396	(11)	—		31,170	1,075,506
Executive Vice President,	2010	237,500		—	—		15,606		243,750		—		20,417	517,273
Tantalum Business Group	2009	243,750		—	187,500	(12)	—		—		—		20,950	452,200
Marc Kotelon	2011	372,115	(13)	—	—		—		1,130,180	(14)	127,736	(15)	33,393	1,663,424
Senior Vice President,	2010	299,803		—	—		15,606		301,570		44,087	(15)	28,830	689,896
Global Sales	2009	299,892		—	113,193	(16)	—		—		34,492	(15)	27,760	475,337
Charles C. Meeks, Jr.	2011	271,212		—	—		—		743,099	(17)	—		44,402	1,058,713
Executive Vice President,	2010	228,000		—	—		15,606		236,400		—		25,120	505,126
Ceramic, Film and Electrolytic Business Group

(1)
Amounts reflected under "Salary" for the fiscal years ended March 31, 2009 and 2010 include a 10% salary reduction effective for the period January 1, 2009 through October 1, 2009.

(2)
Amounts reflected under the "Stock Awards" and "Option Awards" columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The disclosed amounts assume the target was achieved.

(3)
All other compensation for each of the Named Executive Officers for fiscal 2011 consists of the following:

Name	Corporate Contributions to Retirement and 401(k) Plans ($)	Club Dues ($)	Insurance Premiums ($)	Company Car ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Per-Olof Loof	109,875	1,482	—	—	—	15,314	(a)	126,671
William M. Lowe, Jr.	47,220	325	23,370	—	—	—		70,915
Conrado Hinojosa	27,150	375	1,496	2,149	—	—		31,170
Marc Kotelon	26,016	—	—	7,377	—	—		33,393
Charles C. Meeks, Jr.	29,775	—	2,183	11,412	350	682	(b)	44,402

(a)
Includes $9,226 for spousal travel, $5,015 for phone and internet service outside of Mr. Loof's primary residence and the remainder is primarily related to business travel expenses.

(b)
This amount is primarily related to business travel expenses.
(4)
The amount shown reflects awards under the EBP for fiscal year 2011 ($1,540,000) and the 2010/2011 LTIP ($2,006,789). The 2010/2011 LTIP amount reflects the total amount of cash plus an approximate value of shares Mr. Loof will receive on or shortly after July 29, 2011. Mr. Loof's 2010/2011 LTIP performance award notice provides that up to fifteen percent of his award payment may be converted into restricted shares of Common Stock based on the share price of Common Stock on July 28, 2009 ($1.71). These shares will be 100% vested on the date of payment, however they are restricted and cannot be sold until 90 days after Mr. Loof terminates his employment. The 2010/2011 LTIP amount shown above reflects a conversion of ten percent of Mr. Loof's award into shares. Upon such a conversion, Mr. Loof would receive 68,421 restricted shares of Common Stock, valued at $953,789 based on the closing price of Common Stock on June 14, 2011 ($13.94). In the event that our stockholders approve the 2011 Omnibus Equity Incentive Plan, the actual percentage of Mr. Loof's 2010/2011 LTIP award payment paid in shares of Common Stock will be fifteen percent. In such event, Mr. Loof would receive 102,632 restricted shares of Common Stock, valued at $1,430,690 based on the closing price of Common Stock on June 14, 2011, and Mr. Loof's total performance award payment under the EBP and the 2010/2011 LTIP would equal $3,965,190.

(5)
Amount reflects 16,667 shares of restricted Common Stock of the Corporation that were granted to Mr. Loof on April 6, 2009 pursuant to his March 21, 2005 employment letter and July 24, 2007 employment agreement, and 83,333 shares of restricted Common Stock of the Corporation that were granted to Mr. Loof on January 27, 2010 pursuant to his 2010 Agreement which vest in 50% increments on June 30, 2014 and June 30, 2015, respectively.

(6)
Fiscal year 2009 includes $585,000 for the 2009/2010 LTIP which did not achieve any financial metric and therefore there was no payout. The maximum payout for fiscal year 2009 was $1,170,000.

(7)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008.

(8)
The amount shown reflects awards under the EBP for fiscal year 2011 ($552,000) and 2010/2011 LTIP ($1,029,127). The 2010/2011 LTIP amount reflects the total amount of cash plus an approximate value of shares Mr. Lowe will receive on or shortly after July 29, 2011. Mr. Lowe's 2010/2011 LTIP performance award notice provides that up to fifteen percent of his award payment may be converted into shares of Common Stock based on the share price of Common Stock on July 28, 2009 ($1.71). These shares will be 100% vested on the date of payment, however they are restricted and cannot be sold until 90 days after Mr. Lowe terminates his employment. The 2010/2011 LTIP amount shown above reflects a conversion of ten percent of Mr. Lowe's award into shares. Upon such a conversion, Mr. Lowe would receive 35,088 shares of Common Stock, valued at $489,127 based on the closing price of Common Stock on June 14, 2011 ($13.94). In the event that our stockholders approve the 2011 Omnibus Equity Incentive Plan, the actual percentage of Mr. Lowe's 2010/2011 LTIP award payment paid in shares of Common Stock will be fifteen percent. Mr. Lowe would receive 52,632 shares of Common Stock, valued at $733,690 based on the closing price of Common Stock on June 14, 2011, and Mr. Lowe's total performance award payment under the EBP and the 2010/2011 LTIP would equal $1,795,690.

(9)
Mr. Lowe received a grant of 33,333 options as provided in his offer of employment letter.

(10)
Mr. Lowe received a bonus of $180,000 as provided in his offer of employment letter.

(11)
The amount shown reflects awards under the EBP for fiscal year 2011 ($280,000) and the 2010/2011 LTIP ($482,401). The 2010/2011 LTIP amount reflects the total amount of cash plus an approximate value of shares Mr. Hinojosa will receive on or shortly after July 29, 2011. Mr. Hinojosa's 2010/2011 LTIP performance award notice provides that up to fifteen percent of his award payment may be converted into restricted shares of Common Stock based on the share price of Common Stock on July 28, 2009 ($1.71). These shares will be 100% vested on the date of payment, however they are restricted and cannot be sold until 90 days after Mr. Hinojosa terminates his employment. The 2010/2011 LTIP amount shown above reflects a conversion of ten percent of Mr. Hinojosa's award into shares. Upon such a conversion, Mr. Hinojosa would receive 16,447 restricted shares of Common Stock, valued at $229,271 based on the closing price of Common Stock on June 14, 2011 ($13.94). In the event that our stockholders approve the 2011 Omnibus Equity Incentive Plan, the actual percentage of Mr. Hinojosa's 2010/2011 LTIP award payment paid in restricted shares of Common Stock will be fifteen percent. Mr. Hinojosa would receive 24,671 restricted shares of Common Stock, valued at $343,914 based on the closing price of Common Stock on June 14, 2011, and Mr. Hinojosa's total performance award payment under the EBP and the 2010/2011 LTIP would equal $862,977.

(12)
Fiscal year 2009 includes $187,500 for the 2009/2010 LTIP which did not achieve any financial metric and therefore there was no payout. The maximum payout for fiscal year 2009 was $281,250.

(13)
For purposes of presenting in U.S. dollars, for each applicable fiscal year, we have used the 12-month average of the ECB month-end reference rates for Swiss Francs, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above for the fiscal year ended March 31, 2009 is CHF 1.00 to USD 0.90499; for the fiscal year ended March 31, 2010, the rate is CHF 1.00 to USD 0.93987; and for fiscal year ended March 31, 2011, the rate is CHF 1.00 to USD 1.0924.

(14)
The amount shown reflects awards under the EBP for fiscal year 2011 ($433,603) and 2010/2011 LTIP ($777,756). The EBP amount is based upon the exchange rate on May 31, 2011 (date paid) of CHF 1.00 to USD 1.1719. The 2010/2011 LTIP amount is based upon the exchange rate on June 14, 2011 of CHF 1.00 to USD 1.1925. The 2010/2011 LTIP amount reflects the total amount of cash plus an approximate value of shares Mr. Kotelon will receive on or shortly after July 29, 2011. Mr. Kotelon's 2010/2011 LTIP performance award notice provides that up to fifteen percent of his award payment may be converted into restricted shares of Common Stock based on the share price of Common Stock on July 28, 2009 ($1.71). These shares will be 100% vested on the date of payment, however they are restricted and cannot be sold until 90 days after Mr. Kotelon terminates his employment. The 2010/2011 LTIP amount shown above reflects a conversion of ten percent of Mr. Kotelon's award into shares. Upon such a conversion, Mr. Kotelon would receive 20,694 restricted shares of Common Stock, valued at $288,474 based on the closing price of Common Stock on June 14, 2011 ($13.94). In the event that our stockholders approve the 2011 Omnibus Equity Incentive Plan, the actual percentage of Mr. Kotelon's 2010/2011 LTIP award payment paid in restricted shares of Common Stock will be fifteen percent. Mr. Kotelon would receive 31,040 restricted shares of Common Stock, valued at $432,698 based on the closing price of Common Stock on June 14, 2011, and Mr. Kotelon's total performance award payment under the EBP and the 2010/2011 LTIP would equal $1,251,332.

(15)
For fiscal year 2011, the change in value includes $46,444 increase related to the change in the exchange rate. We have used the ECB reference rate for Swiss Francs, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above for March 31, 2011 is CHF 1.00 to USD 1.0924; for March 31, 2010 is CHF 1.00 to USD .9442. For fiscal year 2010, the change in value includes $47,579 decrease related to the change in the exchange rate. We have used the ECB reference rate for Swiss Francs, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above for March 31, 2010 is CHF 1.00 to USD .9442; and for March 31, 2009, the rate is CHF 1.00 to USD 1.0047. For fiscal year 2009, the change in value includes $1,749 decrease related to the change in the exchange rate. We have used the ECB reference rate for Swiss Francs, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above for March 31, 2009 is CHF 1.00 to USD 1.0047; and for March 31, 2008, the rate is CHF 1.00 to USD .8783.

(16)
Fiscal year 2009 includes $113,193 for the 2009/2010 LTIP which did not achieve any financial metric and therefore there was no payout. The maximum payout was $169,789.

(17)
The amount shown reflects awards under the EBP for fiscal year 2011 ($280,000) and 2010/2011 LTIP ($463,105). The 2010/2011 LTIP amount reflects the total amount of cash plus an approximate value of shares Mr. Meeks will receive on or shortly after July 29, 2011. Mr. Meeks' 2010/2011 LTIP performance award notice provides that up to fifteen percent of his award payment may be converted into restricted shares of Common Stock based on the share price of Common Stock on July 28, 2009 ($1.71). These shares will be 100% vested on the date of payment, however they are restricted and cannot be sold until 90 days after Mr. Meeks terminates his employmnet. The 2010/2011 LTIP amount shown above reflects a conversion of ten percent of Mr. Meeks' award into shares. Upon such a conversion, Mr. Meeks would receive 15,789 restricted shares of Common Stock, valued at $220,099 based on the closing price of Common Stock on June 14, 2011 ($13.94). In the event that our stockholders approve the 2011 Omnibus Equity Incentive Plan, the actual percentage of Mr. Meeks' 2010/2011 LTIP award payment paid in restricted shares of Common Stock will be fifteen percent. Mr. Meeks would receive 23,684 restricted shares of Common Stock, valued at $330,155 based on the closing price of Common Stock on June 14, 2011, and Mr. Meeks' total performance award payment under the EBP and the 2010/2011 LTIP would equal $839,655.

        Employment Arrangements.    With the exception of our CEO, Mr. Loof, we do not have formal employment agreements with any of our executive officers. Certain details of Mr. Loof's employment agreement are described below.

        Per-Olof Loof.    Per-Olof Loof was named as the Corporation's CEO effective April 4, 2005. For fiscal years 2009 and 2010, Mr. Loof's compensation and other arrangements were set forth in an employment agreement entered into on July 24, 2007 (the "Prior Employment Agreement"). However, the Prior Employment Agreement was superseded and terminated pursuant to Mr. Loof's 2010 Agreement, effective April 1, 2010. (The 2010 Agreement is more fully described under "Employment Agreement with CEO" in the "Executive Compensation" section in the CD&A.) Pursuant to the 2010 Agreement, Mr. Loof's base salary was set at $770,000 for the fiscal year ended March 31, 2011.

        Pursuant to Mr. Loof's March 21, 2005 employment letter (the "Employment Letter"), the Corporation granted options to purchase 166,667 shares of Common Stock to Mr. Loof under the 2004 Long-Term Equity Incentive Plan, which options were subject to performance-based vesting or vesting in the event of a change in control. On March 4, 2010, Mr. Loof voluntarily cancelled the last-to-vest options to purchase 83,333 shares under such grant. Also pursuant to the Employment Letter, the Corporation agreed to grant 66,667 shares of restricted stock to Mr. Loof in four equal annual installments with the first such grant occurring on April 4, 2006, which shares of restricted stock vest upon the grant thereof. In addition, under the 2010 Agreement, the Corporation granted Mr. Loof 83,333 shares of restricted Common Stock under the Corporation's 2004 Long-Term Equity Incentive Plan and employee stock options to acquire 83,333 shares of the Corporation's Common Stock pursuant to the 1995 Executive Stock Option Plan; each grant vests in 50% increments on June 30, 2014 and June 30, 2015, respectively. The shares of restricted Common Stock were granted on January 27, 2010, and the employee stock options were granted on January 29, 2010.

        Prior to January 27, 2010, other components of Mr. Loof's compensation included an automobile allowance in the amount of $2,750 per month (for which Mr. Loof agreed to a temporary 10% reduction, the reduction was in effect from January 1, 2009 through September 30, 2009, resulting in a monthly allowance of $2,475 during such period), an annual financial planning allowance of $2,500 and reimbursement for dues associated with two club memberships. Under the 2010 Agreement, these compensation components were eliminated. Pursuant to the EBP, Mr. Loof has the potential to receive a bonus of up to 100% of his annual base salary (the "Target Bonus"), which is subject to a multiplier equal to 2.0 times the Target Bonus, in each case if the target financial metrics are met or are exceeded by defined parameters. (The maximum bonus payable for the fiscal year ended March 31, 2011 was, therefore, 2.0 times Mr. Loof's annual base salary.)

        Pursuant to the 2010 Agreement, Mr. Loof is entitled to participate in the Corporation's performance-based long-term incentive plan ("LTIP") under the 2004 Long-Term Equity Incentive Plan, and as long as Mr. Loof is employed as CEO on June 30, 2015 and has been continuously employed with the Corporation from January 27, 2010 to June 30, 2015, Mr. Loof shall be entitled to participate in a special 15-month long-term incentive compensation program ("Special LTIP") covering the period April 1, 2014 through June 30, 2015. The Special LTIP shall replace any other long-term incentive compensation opportunity during the period of the Special LTIP.

 GRANTS OF PLAN-BASED AWARDS TABLE

        The table below summarizes the total of each grant of an award made to a Named Executive Officer in the fiscal year ended March 31, 2011.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)	Maximum ($)
Per-Olof Loof
2011/2012 LTIP (1)	385,000	770,000	1,540,000
2011 EBP (2)	385,000	770,000	1,540,000
William M. Lowe, Jr.
2011/2012 LTIP (1)	230,000	460,000	690,000
2011 EBP (2)	138,000	276,000	552,000
Conrado Hinojosa
2011/2012 LTIP (1)	105,000	210,000	315,000
2011 EBP (2)	70,000	140,000	280,000
Marc Kotelon
2011/2012 LTIP (1)	165,459	330,919	496,378
2011 EBP (2)	108,401	216,802	433,603
Charles C. Meeks, Jr.
2011/2012 LTIP (1)	105,000	210,000	315,000
2011 EBP (2)	70,000	140,000	280,000

(1)
The 2011/2012 LTIP entitles the participants to receive cash and at the time of the award and at the sole discretion of the Committee they may receive at least 10% of the award as restricted shares of the Corporation's Common Stock, shares that cannot be sold until 90 days after the Named Executive Officer resigns from his position. The amounts above reflect the total amount of cash and do not approximate the value of the shares of the Common Stock that may be received. At least ten percent of these award payments may be converted at the discretion of the Committee into restricted shares of Common Stock based on the share price of Common Stock on May 3, 2010 ($6.51).

(2)
The 2011 EBP allowed the Named Executive Officers to receive a cash award based on the fiscal year 2011 performance of the Corporation, the officer's Business Unit, and/or the officer's individual performance, as further described in the Compensation Discussion and Analysis under the heading, "Annual Bonus Incentives for Named Executive Officers." The threshold, target and maximum performance levels reflected in this table represent the range of amounts each of the Named Executive Officers was eligible to earn based on fiscal year 2011 performance. Actual payouts under the 2011 EBP were at the maximum level for each of the Named Executive Officers and are reported in the Summary Compensation Table above.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The table below summarizes the awards under the Corporation's equity incentive plans for each Named Executive Officer outstanding as of March 31, 2011.

	Option Awards							Stock Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
	Number of Securities Underlying Unexercised Options (#)								Market Value of Shares or Units of Stock That Have Not Vested ($)
								Number of Shares or Units of Stock That Have Not Vested (#)
					Option Exercise Price ($)
						Option Expiration Date
Name	Exercisable		Unexercisable
Per-Olof Loof	—		83,333	—	24.15		(2)	—	—	—	—
	—		40,000	—	1.71	7/28/2019		—	—	—	—
	—		83,333	—	4.38		(1)	83,333	1,235,833	—	—
William M. Lowe, Jr.	—		20,000	—	1.71	7/28/2019		—	—	—	—
	33,333	(3)	—	—	8.31	7/14/2018		—	—	—	—
Conrado S. Hinojosa	—		20,000	—	1.71	7/28/2019		—	—	—	—
	16,667		—	—	20.46	6/21/2015		—	—	—	—
	3,333		—	—	23.28	10/29/2014		—	—	—	—
	5,000		—	—	38.31	10/24/2013		—	—	—	—
	1,667		—	—	27.09	11/15/2012		—	—	—	—
	1,667		—	—	49.59	11/21/2011		—	—	—	—
Marc Kotelon	—		20,000	—	1.71	7/28/2019		—	—	—	—
	16,667		—	—	20.46	6/21/2015		—	—	—	—
	1,667		—	—	23.28	10/29/2014		—	—	—	—
	2,500		—	—	38.31	10/24/2013		—	—	—	—
	1,250		—	—	27.09	11/15/2012		—	—	—	—
	833		—	—	49.59	11/21/2011		—	—	—	—
Charles C. Meeks, Jr.	—		20,000	—	1.71	7/28/2019		—	—	—	—
	16,667		—	—	20.46	6/21/2015		—	—	—	—
	3,333		—	—	23.28	10/29/2014		—	—	—	—
	2,500		—	—	38.31	10/24/2013		—	—	—	—
	1,667		—	—	27.09	11/15/2012		—	—	—	—
	1,667		—	—	49.59	11/21/2011		—	—	—	—

(1)
The vesting schedule for the 83,333 options and the 83,333 restricted stock awards granted to Mr. Loof is 50% on June 30, 2014 and 50% on June 30, 2015, for each award. The 83,333 options granted to Mr. Loof expire on January 29, 2020.

(2)
Mr. Loof received a grant of 167,667 options as provided in his March 2005 Employment Letter. These options expire at the earlier of (i) April 4, 2015, or (ii) the third year following Mr. Loof's retirement. Effective March 4, 2010, 83,333 of these awards were voluntarily relinquished and no concurrent grant, replacement award or other valuable consideration was provided.

(3)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008. Mr. Lowe received a grant of 33,333 options as provided in his offer of employment letter.

OPTION EXERCISES AND STOCK VESTED TABLE

        For the fiscal year ended March 31, 2011, there were no exercises of stock options by and no stock vested for any of the Named Executive Officers.

 PENSION BENEFITS TABLE

        The table below sets forth information regarding pension benefits for Mr. Kotelon for the fiscal year ended March 31, 2011. None of the other Named Executive Officers participated in a pension plan during fiscal year 2011.

	PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)(4)	Payments During Last Fiscal Year ($)
Marc Kotelon	Swiss Life Collective	7.5	423,643	—
	"BVG" Foundation (1)

(1)
The plan is part of the Swiss Life BVG Foundation, Zurich, Switzerland and is fully re-insured with Swiss Life. All permanent employees between the age of 24 and 62 (female) or 65 (male) are eligible to participate. The main pension benefit is calculated as 1 2/3% multiplied by pensionable salary multiplied pensionable years of service. Employees contribute at least 5% of pensionable salary and the company pays the remainder (with a minimum to match the employee contribution).

(2)
Reflects the number of years of service credited to Mr. Kotelon under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Corporation's audited financial statements for the last completed fiscal year.

(3)
Reflects the actuarial present value of Mr. Kotelon's accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Corporation's audited financial statements for the last completed fiscal year. To determine the accumulated benefit, at the measurement date, the Corporation used the following assumptions: a discount rate of 3.0%, a rate of compensation increase of 2.0% and a expected long-term rate of return on plan assets of 3.25%.

(4)
For purposes of presenting in U.S. dollars, we have used the ECB reference rate for Swiss Francs on March 31, 2011, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above is CHF 1.00 to USD 1.0924.

 NONQUALIFIED DEFERRED COMPENSATION TABLE

        The table below provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions In Last Fiscal year ($)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings / (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Per-Olof Loof
Deferred Compensation Plan	93,119	46,200	(1)	72,472	—	563,122
Secured Benefit Plan	46,200	46,200		—	—	—
William M. Lowe, Jr.
Deferred Compensation Plan	—	—		—	—	—
Secured Benefit Plan	100,000	33,120		—	—	—
Conrado Hinojosa
Deferred Compensation Plan	—	—		5,052	—	42,717
Secured Benefit Plan	30,800	16,800		—	—	1,393	(2)
Marc Kotelon
Deferred Compensation Plan	—	—		—	—	—
Secured Benefit Plan	—	—		—	—	—
Charles C. Meeks, Jr.
Deferred Compensation Plan	—	—		—	—	—
Secured Benefit Plan	16,800	16,800		—	—	—

(1)
Amount represents the annual match for calendar year 2010 which was credited to Mr. Loof's account under the DCP in June 2011. This amount is reported in the Summary Compensation Table.

(2)
This represents the cash surrender value of Mr. Hinojosa's account as of March 31, 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

        The table below describes the compensation and benefits payable to each of our Named Executive Officers in the following circumstances:

  •
  termination without cause or for good reason in the absence of a change of control;

  •
  termination without cause or for good reason in connection with a change of control;

  •
  voluntary resignation;

  •
  death; or

  •
  disability.

        The amounts shown assume that termination of employment or a change in control occurred as of March 31, 2011, and estimate certain amounts which would be paid to our Named Executive Officers upon the specified event. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts estimated to be paid or distributed may be different. A factor that could affect these amounts is the financial performance of the Corporation through the date of any such event.

        The table quantifies and the accompanying footnotes describe the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included below, are distributions under the Corporation's 401(k) retirement savings plan, accrued vacation pay, and vested equity.

	Before Change in Control	After Change in Control
Name	Termination w/o Cause or for Good Reason (1) ($)	Termination w/o Cause or for Good Reason (2)(3) ($)	Voluntary Termination ($)	Death (4) ($)	Disability ($)
Per-Olof Loof	1,578,948	4,320,148	—	128,333	—
William M. Lowe, Jr.	485,966	2,036,166	—	80,994	—
Conrado Hinojosa	305,966	1,111,666	—	46,667	—
Marc Kotelon (5)	441,854	1,713,289	—	67,365	—
Charles C. Meeks, Jr.	305,966	1,111,666	—	50,994	—

(1)
This benefit is payable pursuant to Corporation policy as described below, except for Mr. Loof whose payment is paid pursuant to the terms of his 2010 Agreement. The 2010 Agreement provides that the 2010 Agreement would terminate (i) immediately upon Mr. Loof's resignation, death or disability or (ii) upon notice of termination by the Corporation at any time, with or without "cause" (as defined in the 2010 Agreement). Upon any termination by the Corporation of Mr. Loof's employment without "cause" or upon Mr. Loof's resignation with "good reason" (as defined in the 2010 Agreement) during the term of the 2010 Agreement, Mr. Loof would be entitled to receive severance payments upon specified conditions in the 2010 Agreement. Such severance payments would be equal to his base salary for the period from the date of termination through the earlier event to occur of (x) June 30, 2015 or (y) two years from the date of termination, provided that if Mr. Loof resigns for "good reason," the severance payments would be increased to include his target bonus amount from the annual incentive program.

  Under the terms of the 2010 Agreement, in the event of Mr. Loof's disability, Mr. Loof is entitled to receive only his unpaid base salary through the end of the month following the date of such event and any annual bonus for a completed fiscal year that has not yet been paid.

  Additionally, in the event of Mr. Loof's death, Mr. Loof or his heirs, as applicable, would be entitled to receive only his base salary through the end of the month following the date of such an event, plus two additional months' base salary (as provided by the historical practice of the Corporation) and any annual bonus for a completed fiscal year that has not yet been paid.

  Under the terms of the 2010 Agreement, if Mr. Loof was terminated by the Corporation for "cause" or was terminated upon Mr. Loof's resignation (other than for "good reason"), Mr. Loof would be entitled to receive only his unpaid base salary through the date of termination and would not be entitled to receive any other salary, compensation or benefits from the Corporation or its subsidiaries, except as otherwise specifically provided for under the Corporation's employee benefit plans or as otherwise expressly required by applicable law.

  The amount shown in the table above for Mr. Loof reflects the amount he would have received if he had terminated his employment without cause on March 31, 2011. If, instead, his employment had been terminated for "good reason", Mr. Loof would have been entitled to receive $3,118,948 instead.

(2)
Includes the target payout under the 2011/2012 LTIP pursuant to the accelerated vesting within the Change in Control Severance Agreements, currently 78% of the maximum opportunity. The amounts above reflect the total amount of cash and do not approximate the value of the shares of the Common Stock that may be received. At least ten percent of these award payments may be converted at the discretion of the Committee into restricted shares of Common Stock based, shares that cannot be sold until 90 days after the Named Executive Officer resigns from his position, on the share price of Common Stock on May 3, 2010 ($6.51).

(3)
These amounts include the benefit payable pursuant to the 2010 Agreement and the Change in Control Severance Agreements, which is twenty four months of base salary, target annual bonus (Mr. Loof-100% of base salary, Mr. Lowe-60% of base salary, Messrs. Hinojosa, Kotelon and Meeks-50% of base salary), accelerated LTIP (as described above) and twenty-four months (thirty-six months in the case of Mr. Loof) of COBRA premium, and does not include any 280G "gross-up."

(4)
This benefit is payable pursuant to historical practice of the Corporation and is equal to two months of salary. The intention is to provide the family with income while the life insurance application process is taking place.

(5)
For purposes of presenting in U.S. dollars, we have used the ECB reference rate for Swiss Francs on March 31, 2011, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above is CHF 1.00 to USD 1.0924.

        Separation Pay Policy for Executives.    Generally, unless a Named Executive Officer and the Corporation have entered into an agreement that provides differently, when a person's employment with the Corporation terminates, any vested but unexercised stock options issued under the 1992 Option Plan must be exercised within 90 days of termination or they are forfeited. A Named Executive Officer who is eligible for retirement and has vested but unexercised options issued under each of the 1995 Option Plan or 2004 Long-Term Equity Incentive Plan must exercise vested options within the three year period following the date of termination or they are forfeited. That person is entitled to a payment equal to their monthly base salary for a period not to exceed 12 months and health benefits for a period not to exceed six months if their separation from the Corporation is involuntary. Compensation and benefits cease at the earliest of employment in any capacity except as prohibited under the non-competition agreement, violation of the non-competition agreement or at the end of the prescribed period. Each Named Executive Officer has a non-competition agreement which provides the Corporation security from allowing an executive to go to work for a competitor. The Corporation can elect to pay the executive for up to 12 months to ensure the executive does not go work for a competitor.

        If an EBP participant's employment with the Corporation is terminated for any reason, including death, total or permanent disability, voluntary retirement, or other voluntary or involuntary termination, prior to the end of the EBP plan year, such person shall not be entitled to an award with respect to such fiscal year. However, the CEO may recommend and the Committee may approve that such participant receive an award under the EBP with respect to such fiscal year.

 PROPOSAL CONCERNING ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION
PAID TO THE CORPORATION'S NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY" VOTE)

General Information

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our "Named Executive Officers" as disclosed in this Proxy Statement in accordance with the SEC's rules.

Summary

        We are asking our stockholders to provide advisory approval of the compensation paid to our "Named Executive Officers," which consist of our "principal executive officer," our "principal financial officer" and our "next three highest paid-executive officers" at the end of our last fiscal year ended March 31, 2011 ("fiscal year 2011"), as described in the "Compensation Discussion and Analysis" ("CD&A") section of this Proxy Statement (beginning on page 29) and the compensation tables and narrative disclosures following the CD&A.

        This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.

Pay-For-Performance—fiscal year 2011

        Each year, a significant portion of our Named Executive Officers' compensation is dependent upon achieving certain performance measures established by the Compensation Committee. The Compensation Committee selects performance measures that it believes are the best measures of our success and are aligned with drivers of long-term stockholder value.

        Payouts under our annual (cash bonus) incentive plan for Messrs. Loof, Lowe and Kotelon are based on attainment of corporate targets for Revenue, Adjusted EBITDA, as defined on page 37, and Free Cash Flow as defined on page 37; payouts for Messrs. Hinojosa and Meeks are based on attainment of Revenue, Adjusted EBITDA, Free Cash Flow targets as well as Business Group gross margin and Business Group Adjusted EBITDA targets. Our long-term incentive plan rewards participants for attainment of cumulative Adjusted EBITDA targets over a two year period. The Compensation Committee establishes minimum, target and maximum performance levels and approves the payment of awards under both plans. Payouts for both plans are made in the first quarter of the fiscal year following completion of the plan, with the exception of the 2010/2011 long-term incentive plan, which is scheduled to payout in the second quarter of the fiscal year ending March 31, 2012.

        Our executive compensation plans worked as intended in fiscal year 2011. As discussed further in the CD&A and in alignment with our pay-for-performance philosophy, our outstanding performance in fiscal year 2011 resulted in:

  •
  Adjusted EBITDA equaling 223% of target

  •
  Free Cash Flow equaling 174% of target

  •
  Stock price increase of 253% (from post split adjusted $4.20 to $14.83)

  •
  Maximum annual cash bonus payments to our Named Executive Officers for our fiscal year 2011 performance period as a result of performance exceeding the plan's maximum level in all categories

  •
  Maximum payouts on our fiscal year 2010/2011 long-term incentive plan as a result of exceeding the plan's maximum Adjusted EBITDA by 86%

Highlights of our Executive Compensation Program

        We believe that our executive compensation program:

  •
  Creates stockholder value by aligning executive compensation to business objectives and overall Corporation performance;

  •
  Attracts, retains, and motivates highly-qualified executives by offering market-competitive total compensation packages;

  •
  Balances the focus on short- and longer-term performance objectives through an appropriate mix of short-term cash incentive awards and long-term awards that include equity that vests over a number of years;

  •
  Has features designed to further align executive compensation with stockholder interests and mitigate risks, including: (i) cash bonus and equity award, (ii) a prohibition on "short sales" of and "hedging" Corporation securities (applicable to all employees), (iii) no minimum guaranteed cash bonus payments, equity grants or base salary increases and (iv) limited perquisites; and

  •
  Has certain features that are widely considered "best practices," including employment agreement change-in-control provisions that only provide cash severance upon a change-in-control termination (i.e., a "double trigger") and do not provide for the payment of any excise tax gross-up amounts.

        Consistent with these goals, and as further discussed in the CD&A, we believe the Compensation Committee of our Board of Directors has designed an executive compensation program that: (i) rewards pay-for-performance, (ii) is competitive and reasonable as compared to compensation programs adopted by the Corporation's peer group and based on a review of broader public company and industry survey data and (iii) is cost-effective with limited perquisites and other personal benefits.

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE SAY-ON-PAY PROPOSAL, AS STATED BY THE FOLLOWING RESOLUTION:

  "RESOLVED, that the Corporation's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Corporation's Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2011 Summary Compensation Table, and the other related tables and disclosures."

        The say-on-pay vote is advisory, and therefore not binding on the Corporation, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Vote Required

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote.

 PROPOSAL CONCERNING ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER SAY-ON-PAY VOTES

General Information

        The Dodd-Frank Act also enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our Named Executive Officers. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of the executive compensation of our Named Executive Officers. We are providing stockholders the option of selecting a frequency of "every year," "every two years," "every three years" or "abstain."

Summary

        While we will continue to monitor developments in this area, our Board of Directors currently plans to seek an advisory vote on executive compensation every year. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, leading to a more meaningful and coherent communication between the Corporation and our stockholders on the compensation of our Named Executive Officers.

        Our Board of Directors' determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual frequency vote is not meaningful, is burdensome or is more frequent than recommended by best corporate governance practices.

Board of Directors Recommendation

        Based on the factors discussed above, our Board of Directors has decided to recommend that future say-on-pay votes occur "every year" until the next advisory vote on the frequency of future stockholder say-on-pay votes. Stockholders are not being asked to approve or disapprove our Board of Directors' recommendation, but rather to indicate their choice among the following frequency options: "every year," "every two years" or "every three years," or to abstain from voting. This vote is advisory, and therefore not binding on us, our Board of Directors or the Compensation Committee of our Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SELECT "EVERY YEAR" IN CONNECTION WITH THE PROPOSAL REGARDING AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER SAY-ON-PAY VOTES.

Vote Required

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the PCAOB's Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm their independence from the Corporation. The Audit Committee also has considered whether the provision of non-audit services to the Corporation is compatible with the independent registered public accounting firm's independence.

        For the fiscal year ended March 31, 2011 audit, the Audit Committee discussed with the Corporation's independent registered public account firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Corporation's internal control over financial reporting and the overall quality of the Corporation's financial reporting.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the fiscal year ended March 31, 2011 be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2011 for filing with the SEC.

AUDIT COMMITTEE E. Erwin Maddrey, II, Chairman Wilfried Backes Joseph V. Borruso Joseph D. Swann

Audit and Non-Audit Fees

        The following table sets forth fees billed for professional audit services and other services rendered to the Corporation by Ernst & Young LLP for the fiscal years ended March 31, 2011 and March 31, 2010 (amounts in thousands):

	Fiscal Year 2011	Fiscal Year 2010
Audit fees (1)	$1,930	$2,018
Audit-related fees (2)	376	182
Tax fees (3)	2	9
All other fees	—	—

Total	$2,308	$2,209

(1)
The aggregate fees for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal years ended March 31, 2011 and 2010 and the reviews of the financial statements included in the Corporation's Forms 10-Q for the fiscal years then ended.

(2)
Audit-related fees consist of services related primarily to the Corporation's registration of its $230.0 million 10.5% Senior Notes due 2018, the filing of Form S-3s, an Oracle applications logical access project and general assistance related to compliance with a government grant.

(3)
The aggregate fees for professional services rendered for tax compliance.

        All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Audit Policies provide for pre-approval of all audit, audit-related and tax services and, in addition, individual engagements must be separately approved. These policies authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER BUSINESS

        At the date of this proxy statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the recommendation of the Corporation's management.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        From time to time, stockholders present proposals which may be proper subjects for consideration at the Annual Meeting. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis. Proposals for the 2012 Annual Meeting, which is expected to be held on July 26, 2012, must be received by the Corporation no later than February 28, 2012 and must otherwise comply with the SEC's rules, to be considered for inclusion in our proxy materials relating to the 2012 Annual Meeting.

        In addition, the Corporation's Amended and Restated By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board of Directors and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any stockholder who wishes to submit a proposal to be acted upon at next year's annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures.

        Any such proposals, as well as any questions related thereto, should be timely submitted in writing to the Secretary of the Corporation at the address below. The Secretary must receive this notice no later than April 28, 2012.

        Notice of a proposal must include:

  (i)
  as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

  (ii)
  (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

        Notice of a nomination must include:

  (i)
  as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person's written consent to serving as a director if elected; and

  (ii)
  (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

        You may contact our Secretary at our principal executive offices for a copy of the relevant provisions of the Corporation's Amended and Restated By-Laws regarding the requirements for making stockholder proposals and nominating director candidates.

 ADDITIONAL INFORMATION

        This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

        The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Corporation at the address below. In addition, copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as the Corporation's Corporate Governance Guidelines and Code of Business Integrity and Ethics, are available for viewing at the Corporation's website at http://www.kemet.com under "Investor Relations" where you can click on the link to "Corporate Governance" for a link to these documents or upon written request directed to the Secretary of the Corporation. Please complete the enclosed proxy and mail it in the enclosed postage-paid envelope as soon as possible.

By order of the Board of Directors,
R. James Assaf Secretary

KEMET CORPORATION
P.O. Box 5928
Greenville, South Carolina 29606
June 30, 2011

 ANNEX A

KEMET CORPORATION

2011 OMNIBUS EQUITY INCENTIVE PLAN

        KEMET Corporation (the "Company"), a Delaware corporation, hereby establishes and adopts the following 2011 Omnibus Equity Incentive Plan (the "Plan").

1.     PURPOSE OF THE PLAN

        The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by: (i) strengthening the Company's capability to develop, maintain, and direct an outstanding management team; (ii) motivating superior performance by means of long-term performance related incentives; (iii) encouraging and providing for obtaining an ownership interest in the Company; (iv) attracting and retaining outstanding executive talent by providing incentive compensation opportunities competitive with other major companies; and (v) enabling executives to participate in the long-term growth and financial success of the Company.

2.     DEFINITIONS

        2.1   "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

        2.2   "Award Agreement" shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

        2.3   "Board" shall mean the board of directors of the Company.

        2.4   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        2.5   "Committee" shall mean the Compensation Committee of the Board or such other committee of directors as is designated by the Board, or a subcommittee thereof formed by the Compensation Committee or such other committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom will be intended to be to the extent required by applicable law, rule or regulation (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code or the rules of the principal U.S. national securities exchange, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

        2.6   "Consultant" shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) can be covered as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 registration statement.

        2.7   "Covered Employee" shall mean an employee of the Company or its Subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

        2.8   "Director" shall mean a non-employee member of the Board.

        2.9   "Dividend Equivalents" shall have the meaning set forth in Section 12.6.

        2.10 "Employee" shall mean any employee of the Company or any Subsidiary, including contract employees, and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

        2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.12 "Exempt Person" means (i) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company or (ii) Platinum Equity Capital Partners, L.P., a Delaware limited partnership, and Platinum Equity Capital Partners II, L.P., a Delaware limited partnership, and their affiliates.

        2.13 "Fair Market Value" shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion taking into account the requirements of Section 409A. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        2.14 "Incentive Stock Option" shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

        2.15 "Limitations" shall have the meaning set forth in Section 10.5.

        2.16 "Net Exercise" means a Participant's ability to exercise an Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant's minimum tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of Shares after such deductions.

        2.17 "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

        2.18 "Other Share-Based Award" shall have the meaning set forth in Section 8.1.

        2.19 "Participant" shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

        2.20 "Payee" shall have the meaning set forth in Section 13.2.

        2.21 "Performance Award" shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

        2.22 "Performance Period" shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

        2.23 "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

        2.24 "Performance Unit" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

        2.25 "Permitted Assignee" shall have the meaning set forth in Section 12.3.

        2.26 "Prior Plans" shall mean, collectively, the Company's 1992 Key Employee Stock Option Plan, 1995 Key Employee Stock Option Plan and 2004 Long Term Incentive Plan.

        2.27 "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.28 "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

        2.29 "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash (or in combination thereof) as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.30 "Restricted Stock Unit Award" shall have the meaning set forth in Section 7.1

        2.31 "Shares" shall mean the shares of common stock of the Company, par value $.01 per share.

        2.32 "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Article 6.

        2.33 "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.34 "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

        2.36 "Vesting Period" shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.     SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to adjustment as provided in Section 12.2, a total of 4,000,000 Shares shall be authorized for grant under the Plan, plus any Shares remaining available for grant under the Prior Plans on March 31, 2011, less one (1) share of Stock for every one (1) share of Stock that was subject to an option, performance award or other award granted after March 31, 2011. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

          (b)   If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after March 31, 2011 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall not, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or an award granted under the Prior Plans, and (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

          (d)   Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share.

        3.2    Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. No fractional shares shall be issued under the Plan and the Committee shall determine the manner in which fractional share value shall be treated.

4.     ELIGIBILITY AND ADMINISTRATION

        4.1    Eligibility.    Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

        4.2    Administration.

          (a)   The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (b)   All expenses associated with the Plan shall be borne by the Company subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

          (c)   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

          (d)   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, one or more executive officers or a committee of executive officers the right to grant and determine the terms of Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

          (e)   Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company's approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.     OPTIONS

        5.1    Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        5.2    Award Agreements.    All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

        5.3    Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company's stockholders (i) lower the option price per Share of an Option after it is granted, (ii) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

        5.4    Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

        5.5    Exercise of Options.

          (a)   Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time

          (b)   Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit the use of a Net Exercise, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

        5.6    Incentive Stock Options.    The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock

Options granted under the Plan shall be 4,000,000 Shares, subject to adjustment as provided in Section 12.2.

        5.7    Termination of Employment.    In the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant's death, retirement, or disability, each of the Participant's outstanding Options shall be exercisable by the Participant (or the Participant's legal representative or designated beneficiary), as provided under the terms of the Award Agreement, at any time prior to an expiration date established by the Committee at the time of grant or as otherwise determined by the Committee (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date. If the Participant ceases to be employed for any other reason, other than for Cause, all of the Participant's then outstanding Options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of cessation, but in no event after the expiration date of the Option: provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee. If the Participant ceases to be employed for Cause, and with respect to all other Option that are not exercisable on the date of cessation of employment for all reasons, all of the Participant's Option not exercisable shall terminate and be forfeited immediately, except as otherwise determined by the Committee.

6.     STOCK APPRECIATION RIGHTS

        6.1    Grant and Exercise.    The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

        6.2    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (a)   Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

          (b)   The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

          (c)   The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

          (d)   The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years.

          (e)   Without the approval of the Company's stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

        6.3    Termination of Employment.    In the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant's death, retirement, or disability, each of the Participant's outstanding Stock Appreciation Rights shall be exercisable by the Participant (or the Participant's legal representative or designated beneficiary), as provided by the terms of the Award Agreement, at any time prior to an expiration date established by the Committee at the time of grant or as otherwise determined by the Committee (which may be the original expiration date of such Stock Appreciation Right or such earlier time as the Committee may establish), but in no event after its respective expiration date. If the Participant ceases to be employed for any other reason, other than for Cause, all of the Participant's then outstanding Stock Appreciate Rights that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of cessation, but in no event after the expiration date of the Stock Appreciate Right: provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee. If the Participant ceases to be employed for Cause, and with respect to all other Stock Appreciation Rights that are not exercisable on the date of cessation of employment for all reasons, all of the Participant's Stock Appreciation Rights not exercisable shall terminate and be forfeited immediately, except as otherwise determined by the Committee.

7.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1    Grants.    Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

        7.2    Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

        7.3    Rights of Holders of Restricted Stock and Restricted Stock Units.    Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall have only those rights specifically provided for by the Award Agreement, provided that in no event shall such a participant possess voting rights with respect to such Award.

Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

        7.4    Minimum Vesting Period.    Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee's discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Section 11.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of Shares available for Awards under Section 3.1(a) on the effective date of the Plan. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to (i) the minimum Vesting Period requirements in the prior sentence, except as otherwise determined by the Committee to be appropriate under the circumstances and (ii) the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m).

        7.5    Termination of Employment

          (a)   Subject to Section 7.4, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant's death or disability before the end of a Vesting Period subject only to continued service with the Company or a Subsidiary, the number of shares subject to the Restricted Stock Award or Restricted Stock Unit Award that shall vest shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Award to the Participant to the date of termination and the denominator of which is the number of months in the Vesting Period, multiplied by (ii) the number of shares subject to the Award.

          (b)   Subject to Section 7.4, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant's death or disability before the end of the Vesting Period and the Participant has received an award subject to the achievement of performance objectives, the Restricted Stock Award or Restricted Stock Unit Award shall, except as otherwise determined by the Committee, vest upon the achievement of the performance objectives with respect to such number of those shares subject to the Award as shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of Award to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date of the Award to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (ii) the number of shares of subject to the Award

          (c)   In the event the Participant ceases to be employed for any other reason, all shares subject to the Restricted Stock Award or Restricted Stock Unit Award which are still unvested shall be forfeited.

        7.6    Issuance of Shares.    Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.     OTHER SHARE-BASED AWARDS

        8.1    Grants.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Share-Based Awards"), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

        8.2    Award Agreements.    The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

        8.3    Minimum Vesting Period.    Other Share-Based Awards, except for Awards made pursuant to Section 8.6, shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee's discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Section 11.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of Shares available for Awards under Section 3.1(a) on the effective date of the Plan. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to (i) the minimum Vesting Period requirements in the prior sentence, except as otherwise determined by the Committee to be appropriate under the circumstances and (ii) the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m).

        8.4    Termination of Employment

          (a)   Subject to Section 8.3, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant's death or disability before the end of a Vesting Period subject only to continued service with the Company or a Subsidiary, the number of shares subject to the Other Share-Based Award that shall vest shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Other Share-Based Award to the Participant to the date of termination and the denominator of which is the number of months in the Vesting Period, multiplied by (ii) the number of shares of subject to the Award.

          (b)   Subject to Section 8.3, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant's death or disability before the end of the Vesting Period and the Participant has received an award subject to the achievement of performance objectives, the Other Share-Based Award shall, except as otherwise determined by the Committee, vest upon the achievement of the performance objectives with respect to such number of those shares subject to the Award as shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Award to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date of the Award to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (ii) the number of shares of subject to the Award

          (c)   In the event the Participant ceases to be employed for any other reason, all shares subject to the Award which are still unvested shall be forfeited.

        8.5    Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, determined in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

        8.6    Deferral of Director Fees.    Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred restricted stock units in lieu of all or a portion of their annual retainer. In addition, if determined by the Board, all of the Directors may elect to receive Other Share-Based Awards in the form of deferred restricted stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment of the deferred restricted stock units.

9.     PERFORMANCE AWARDS

        9.1    Grants.    Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

        9.2    Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

        9.3    Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year unless the Performance Award is not payable in Shares. The amount of the Award to be distributed shall be conclusively determined by the Committee.

        9.4    Payment.    Except as provided in Article 11 or as may otherwise be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.   CODE SECTION 162(m) PROVISIONS

        10.1    Covered Employees.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

        10.2    Performance Criteria.    If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue; net income (or loss) per share; pre-tax profits; net earnings (or loss); net income (or loss); operating income or loss (before or after taxes); cash flow; cash flow per share (before or after dividends); earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization; total stockholder return relative to assets; total stockholder return relative to peers; customer satisfaction; customer growth; employee satisfaction; gross margin; revenue growth; stock price; market share; sales; earnings (or loss) per share; return on equity; cost reductions; economic value added; product revenue growth; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; gross profits; comparisons with various stock market indices; return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company's products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital; financing and other capital raising transactions (including sales of the Company's equity or debt securities; factoring transactions; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

        10.3    Adjustments.    Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances and as allowed pursuant to Section 162(m) of the Code and the regulations thereunder.

        10.4    Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

        10.5    Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 36-month period with respect to more than 1,500,000 Shares for each type of award and (ii) earn more than 1,500,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 36-month period for each type of award that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11.   CHANGE IN CONTROL PROVISIONS

        11.1    Impact on Certain Awards.    Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is equal to or less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

        11.2    Assumption or Substitution of Certain Awards.

          (a)   Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

          (b)   Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

          (c)   The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

        11.3    Change in Control.    For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

          (a)   if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (b)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

          (d)   the consummation by the Company of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the combined voting power of the voting securities of the Company as a result of the acquisition of Company voting securities by the Company which reduces the number of Company voting securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of outstanding Company voting securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Notwithstanding the foregoing, with respect to any Award that is characterized as "non-qualified deferred compensation" within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a "change in ownership," a "change in effective control" or a "change in the ownership of a substantial portion of the assets" of the Company with the meaning of Section 409A of the Code.

12.   GENERALLY APPLICABLE PROVISIONS

        12.1    Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) materially increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(e) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company's stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

        12.2    Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

        12.3    Transferability of Awards.    Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") to (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

        12.4    Termination of Employment or Services.

          (a)   The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

          (b)   The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company or a Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an Employee and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. In the event a Participant transfers employment from the Company to a Subsidiary or from a Subsidiary to the Company, such Participant shall not be deemed to have ceased to be an Employee for purposes of the Plan.

        12.5    Beneficiary Designation.    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

        12.6    Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred consistent with the requirements of Section 409A of the code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.   MISCELLANEOUS

        13.1    Award Agreements.    Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company

(or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

        13.2    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

        13.3    Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

        13.4    Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        13.5    Conditions on Awards.    In the event that the employment of a Participant holding any unexercised Option or Stock Appreciation Right, any unearned Performance Award, any unvested or unearned shares of Restricted Stock, any unearned or unvested Restricted Stock Units or any unearned or unvested Other Share-Based Awards shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or Stock Appreciation Right is exercised, or any such Performance Award, share of Restricted Stock, Restricted Stock Units or Other Share-Based Award is vested or earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company (b) not personally, or in conjunction with others, solicit or recruit current employees of the Company or its subsidiaries to leave employment; (c) not in any way disparage the

Company, its products and processes or any of its employees or vendors or customers; (d) protect the confidential information of the Company and its trade secrets; and (e) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company's management with respect to phases of the business with which the Participant was actively connected during the Participant's employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that any of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or Stock Appreciation Right, Performance Award, shares of Restricted Stock, Restricted Stock Units or Other Share-Based Awards held as on the date of the breach of condition. In addition, any Participant may be required to repay the Company an Award, if (i) the Participant is terminated by or otherwise leaves employment with the Company within two years following the vesting date of the Award and such termination of employment arises out, is due to, or is in any way connected with any misconduct or violation of Company policy, or (ii) the Participant becomes employed with a competitor within the two year period following termination, or for any other reason considered by the Committee in its sole discretion to be detrimental to the Company or its interests. Any determination by the Board of Directors of the Company which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in such activity or breached an obligation to the Company as aforesaid shall be conclusive. In the event of a material inaccuracy in the Company's statements of earnings, gains or other criteria that reduces previously reported net income or increases previously reported net loss, the Company shall have the right to take appropriate action to recoup from a Participant any portion of any Award received by a Participant the payment of which was tied to the achievement of one or more specific earnings targets (e.g., revenue, expenses, operating income, net income, etc.), with respect to the period for which such financial statements are materially inaccurate, regardless of whether such Participant engaged in any misconduct or was at fault or responsible in any way for causing the material inaccuracy, if, as a result of such material inaccuracy, such Participant otherwise would not have received payment in respect of such Award (or portion thereof). In the event that the Company is entitled to, and seeks, recoupment under the previous sentence, such Participant shall promptly reimburse the after-tax portion (after taking into account all available deductions in respect of such reimbursement) of such Award which the Company is entitled to recoup hereunder. In the event that such Participant fails to make prompt reimbursement of any such Award which the Company is entitled to recoup and as to which the Company seeks recoupment hereunder, the Company shall have the right to (i) deduct the amount to be reimbursed hereunder from the compensation or other payments due to the Participant from the Company, or (ii) take any other appropriate action to recoup such payments. The Company's right of recoupment pursuant to the previous sentence shall apply only if the demand for recoupment is made not later than three (3) years following the payment of the applicable Award. These rights shall be in addition to, and shall not limit, any other rights or remedies that the Company may have under law or in equity, including, without limitation, (i) any right that the Company may have under any other Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of "incentive-based compensation" under Section 10D of the Securities Exchange Act of 1934, as amended (as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission).

        13.6    Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        13.7    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

        13.8    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        13.9    Severability.    The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

        13.10    Construction.    As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        13.11    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        13.12    Governing Law; Jurisdiction.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a "Proceeding"), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant's address shown in the books and records of the Company or, in the case of the Company, at the Company's principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

        13.13    Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

        13.14    Foreign Employees and Consultants.    Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

        13.15    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Each Participant agrees and acknowledges that neither the Company nor any of its affiliates makes any representations with respect to the application of Section 409A of the Code to any Award and, by the acceptance of an Award, the Participant agrees to accept the potential application of Section 409A of the Code to the Award and the other tax consequences of the issuance, vesting, ownership, modification, adjustment, exercise and disposition of the Award. Each Participant agrees to hold harmless and indemnify the Company from any adverse tax consequences to the Participant with respect to an Award and from any action or inaction or omission of the Company pursuant to the Plan or otherwise that may cause an Award to fail to comply with or become subject to Code Section 409A.

        13.16    Listing, Registration and Legal Compliance.    Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Shares or other property thereunder, no such Award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable or necessary because of foreign, federal or state legal or regulatory requirements to suspend the period during which Options or Stock Appreciation Rights may be exercised, the Committee may, in its discretion and without the holders' consent, so suspend such period on not less than 5 days prior written notice to the holders thereof.

        13.17    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

 ANNEX B

PROPOSED AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION

ARTICLE FOUR

        SECTION 1.    The aggregate number of shares of stock which the Corporation has authority to issue is 185,000,000, consisting of 10,000,000 shares of Series Preferred Stock, par value $0.10 per share (the "Series Preferred Stock"), 175,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and zero shares of Non-Voting Common Stock, par value $0.01 per share (the "Non-Voting Common Stock"). The Common Stock and the Non-Voting Common Stock are collectively referred to herein as the "Common Securities." All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

B-1

 ANNEX C
SECOND RESTATED
CERTIFICATE OF INCORPORATION
OF
KEMET CORPORATION

ARTICLE ONE

        The name of the Corporation is KEMET Corporation.

ARTICLE TWO

        The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE THREE

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a joint venturer in any joint venture, or otherwise.

ARTICLE FOUR

        SECTION 1.    The aggregate number of shares of stock which the Corporation has authority to issue is 310,000,000, consisting of 10,000,000 shares of Series Preferred Stock, par value $0.10 per share (the "Series Preferred Stock"), 300,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and zero shares of Non-Voting Common Stock, par value $0.01 per share (the "Non-Voting Common Stock"). The Common Stock and the Non-Voting Common Stock are collectively referred to herein as the "Common Securities." All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

        A.    Reverse Stock Split.

        Each three (3) shares of the Common Stock issued and outstanding on November 5, 2010 shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the "Reverse Stock Split"). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock. Each certificate that prior to such combination represented shares of Common Stock ("Old Certificates") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined.

        SECTION 2.    The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

        A.    Series Preferred Stock.

        1.    Authorization; Series; Provisions.

          (a)   The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of the Series Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          (b)   The Series Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided.

          (c)   Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2, to authorize the issuance of one or more series of Series Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

              (i)  the maximum number of shares to constitute such series and the distinctive designation thereof;

             (ii)  whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

            (iii)  the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

            (iv)  whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

             (v)  the rights of the holders or shares of such series upon the liquidation, dissolution or winding up of the Corporation;

            (vi)  whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

           (vii)  whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (viii)  the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Securities or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

            (ix)  the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

             (x)  any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section 2.

        2.    Series Identical; Rank.    All shares of any one series of Series Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph 1(c) hereof; and all shares of Series Preferred Stock shall rank senior to the Common Securities both as to dividends and upon liquidation.

        3.    Liquidation.    In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, the holders of the shares of the Series Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Series Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

        4.    Voting Rights.    Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Series Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

        5.    Reacquired Shares.    Shares of any Series Preferred Stock which shall be issued and thereafter acquired by the corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Series Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

        6.    Increase/Decrease in Authorized Shares of a Series.    Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Series Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Series Preferred Stock, undesignated as to series.

        B.    Common Securities.

        Except as otherwise provided in this Section 2B of Article Four or as otherwise required by applicable law, all shares of Common Stock and Non-Voting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

        1.    Voting Rights.    Except as otherwise provided in this Section 2B of Article Four or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Non-Voting Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided that the holders of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Common Stock or would otherwise be treated differently from shares of Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Non-Voting Common Stock is convertible into Common Stock and (ii) all other consideration is equal on a per share basis.

        2.    Dividends.    Subject to the rights of each series of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Securities out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Common Stock and Non-Voting Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that (i) if dividends are declared which are payable in shares of Common Stock or Non-Voting Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Securities and the dividends payable in shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Non-Voting Common Stock shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Non-Voting Common stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Non-Voting Common Stock is convertible into the Common Stock.

        3.    Liquidation.    Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in accordance with Section 2A of Article Four, the terms of any outstanding Series Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Securities, to the exclusion of the holders of such Series Preferred Stock.

        4.    Conversion.

        4A.    Conversion of Non-Voting Common Stock.

            (i)  Upon the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Non-Voting Common Stock shall be entitled to convert into the same number of shares of Common Stock any or all of the shares of such holder's Non-Voting Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event, subject to the provision contained in subparagraph (iv) of this Section 4A of Article Four. Each holder of Non-Voting Common Stock shall also be entitled at any time to convert into the same number of shares of Common Stock any or all of the shares of such holder's Non-Voting Common Stock pursuant to the provisions of subparagraph (iv) of this Section 4A of Article Four.

           (ii)  For purposes of this Section 4A of Article Four, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-voting Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the Exchange Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purpose of this Section 4A of Article Four, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

          (iii)  Each holder of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Non-Voting Common Stock so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Common Stock in connection with a Conversion Event and such shares of Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common Stock.

          (iv)  Each holder of Non-Voting Common Stock is entitled at any time to convert any or all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Common Stock; provided that no holder of Non-Voting Common Stock is entitled to convert any share or shares of Non-Voting Common Stock to the extent that as a result of such conversion, such holder or its affiliates would directly or indirectly own, control or have power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote or dispose of under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

        4B.    Conversion Procedure.

            (i)  Unless otherwise provided in connection with a Conversion Event, each conversion of shares of Non-Voting Common Stock into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such Non-Voting Common Stock represented by such certificate or certificates into shares of Common Stock and stating that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote or dispose of under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Common Stock). Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

           (ii)  Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock issuable upon such conversion and (b) a certificate representing any Non-Voting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

          (iii)  The issuance of certificates for Common Stock upon conversion of Non-Voting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock.

          (iv)  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Non-Voting Common Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Non-Voting Common Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

           (v)  The Corporation shall not close its books against the transfer of shares of Common Securities in any manner which would interfere with the timely conversion of any shares of Non-Voting Common Stock.

        4C.    Stock Splits.    If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Securities, the outstanding shares of the other class of Common Securities shall be proportionately subdivided or combined in a similar manner.

        5.    Amendment and Waiver.    No amendment or waiver of any provision of this Section 2B of Article Four which adversely affects the holders of the Non-Voting Common Stock hereunder shall be effective without the prior approval of the holders of a majority of the then outstanding Non-Voting Common Stock voting as a separate class.

        C.    General provisions.

        1.    Nonliquidating Events.    A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

        2.    No Preemptive Rights.    No holder of Series Preferred Stock or Common Securities of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

ARTICLE FIVE

        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

ARTICLE SIX

        Action shall be taken by the stockholders of the Corporation only at annual or special meetings of stockholders, and stockholders say not act by written consent. Special meetings of the Corporation may be called only as provided in the By-laws.

ARTICLE SEVEN

        (a)   Meetings of stockholders may be held within or without the state of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

        (b)   Directors elected by holders of stock of the Corporation entitled to vote generally in the election of directors may be removed at any time by a majority vote of such stockholders, provided that such removal may only be for cause. Directors elected by any class of stock, voting separately as a class, may be removed only by a majority vote of such class, voting separately as a class, so long as the voting power of such class shall continue, provided such removal may only be for cause.

ARTICLE EIGHT

        (a)   The number of directors of the Corporation, exclusive of directors, if any, to be elected by the holders of one or more series of Series Preferred stock, shall be not less than three (3) nor more than nine (9). Subject to such limitation, such number may be fixed by the By-Laws or by action of the stockholders or of the Board of Directors under the specific provisions of a by-law adopted by the stockholders or the Board of Directors under applicable law. The directors of the Corporation shall be divided into three classes, as nearly equal in number as practicable. The term of office of the first class shall expire at the first annual meeting of stockholders succeeding the initial classification of directors, the term of office of the second class shall expire at the second annual meeting succeeding such classification and the term of office of the third class shall expire at the third annual meeting succeeding such classification. At each annual meeting, directors to replace those whose terms of office expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting or until his successor shall be elected and qualified, or until his or her earlier death, resignation or removal. If the number of directors is changed, the number of directorships shall be apportioned by the Board of Directors among the classes so as to make each class as nearly equal in size as practicable.

        (b)   Any vacancies of the Board of Directors occurring for any reason, or any newly created directorships resulting from any increase in the number of directors, shall be filled by the Board of Directors, the appointee to any such vacancy to serve for the unexpired portion of the term of the director whose leaving the board created the vacancy, and the appointee to any newly created directorship to be assigned by the board to such class of the board so as to make the classes as nearly equal in size as practicable.

ARTICLE NINE

        SECTION 1.    Vote Required for Certain Business Combinations.

        A.    Higher Vote for certain Business Combinations.    In addition to any affirmative vote required by law or this certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article Nine, any transaction or contract which involves or includes:

          (1)   any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an interested Stockholder; or

          (2)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $50 million or more; or

          (3)   the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50 million or more; or

          (4)   the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested stockholder; or

          (5)   any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. such affirmative vote shall be required notwithstanding the fact that no vote may otherwise be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or this Certificate of Incorporation exclusive of this Article Nine.

        SECTION 2.    Higher Vote Not Required.

        A.    When Higher Vote is Not Required.    The provisions of Section 1 of this Article Nine shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (1) or (2) are met:

          (1)   The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined); or

          (2)   All of the following conditions shall have been met:

            (a)   The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Securities in such Business Combination shall be at least equal to the higher of the following:

                (i)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Securities acquired by it (A) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (B) in the transaction in which it became an interested Stockholder, whichever is higher; or

               (ii)  the Fair Market Value per share of Common Securities on the Announcement Date or on the date on which the Interested Stockholder became an Interested stockholder (such latter date is referred to in this Article Nine as the "Determination Date"), whichever is higher.

            (b)   The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph (2) (b) shall be required to be net with respect to every class of outstanding Voting

    Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                (i)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (ii)  (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

              (iii)  the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

            (c)   The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Securities) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraph (2) (a) and (2) (b) of this Section 2 of Article Nine shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

            (d)   After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) except as approved by a Majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Securities as to dividends or upon liquidation; (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the common Securities (except as necessary to reflect any subdivision of the Common Securities), except as approved by a majority of the Disinterested Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Securities, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock or securities convertible into Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

            (e)   After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

            (f)    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations) shall be mailed to stockholders of record of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions).

        SECTION 3.    Definitions.

        A.    "Affiliate" or "Associate" shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        B.    A person is a "beneficial owner" of any Voting Stock:

          (1)   which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

          (2)   which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (3)   which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

        C.    "Business Combination" means any transaction or contract which is referred to in any one or more of clauses (1) through (5) of paragraph (A) of Section 1 of this Article Nine.

        D.    "Disinterested Director" means any member of the Board of Directors who is not an Affiliate of, or otherwise affiliated with, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

        E.    "Equity Security" shall have the meaning ascribed to such term in Section 3(a) (11) of the Exchange Act.

        F.     "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange issues, or, if such stock is not quoted on the Composite Tape, or the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Disinterested Directors in good faith; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors.

        G.    "Interested Stockholder" means any person (other than (i) the Corporation, (ii) any Subsidiary or (iii) any stockholder who as of September 15, 1992 was then the beneficial owner, directly or indirectly, of Voting Stock) who or which:

          (1)   is the beneficial owner, directly or indirectly, of 20% or more of the voting power of the outstanding Voting Stock; or

          (2)   is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

          (3)   is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended;

provided that in no event shall Citicorp Venture Capital, Ltd. or any of its Affiliates be deemed to be an Interested Stockholder for purposes of this Article Nine.

        For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph G of this Section 3 of Article Nine, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph B of this Section 3 of Article Nine, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        H.    "Person" shall mean any individual firm, corporation or other entity.

        I.     "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph G of this Section 3 of Article Nine, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

        J.     In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs A(2) (a) and A(2) (b) of Section 2 of this Article Nine shall include the shares of Common Securities and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

        SECTION 4.    Powers of the Board of Directors. The Board of Directors shall have the power to interpret all of the terms and provisions of this Article Nine, including, without limitation, and on the basis of information known to the Board of Directors after reasonable inquiry (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50 million or more.

        SECTION 5.    No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article Nine shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

        SECTION 6.    Amendment; Repeal; Etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws or otherwise), the affirmative vote or consent of the holders of 80% or more of the outstanding Voting Stock voting together as a single class shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Nine or any provision hereof.

ARTICLE TEN

        The Corporation shall indemnify each officer and director of the Corporation to the fullest extent permitted by applicable law for any and all liability arising out of or in connection with such person's status as an officer or director of the Corporation, except as may be otherwise provided in the Corporation's By-laws, and in furtherance hereof, the Board of Directors is expressly authorized to amend the Corporation's By-laws from time to time to give full effect hereto, notwithstanding possible self-interest of the directors in the action being taken. The modification or repeal of this Article Ten shall not adversely affect the right to indemnification of an officer or director hereunder with respect to any act or omission occurring prior to such modification or repeal.

ARTICLE ELEVEN

        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director. The modification or repeal of this Article Eleven shall not affect the restriction hereunder of a director's personal liability for any breach, act or omission occurring prior to such modification or repeal.

ARTICLE TWELVE

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

 CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF JUNIOR PARTICIPATING PREFERRED STOCK, SERIES A
OF
KEMET CORPORATION

        SECTION 1.    Designation and Amount. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series A" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 120,000.

        SECTION 2.    Dividends and Distributions.

          (A)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Securities (as referred to and defined in Article Four of the Restated Certificate) and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Securities or a subdivision of the outstanding shares of Common Securities (by reclassification or otherwise), declared on the Common Securities since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The "Adjustment Number" shall initially be 1000. In the event the Corporation shall at any time after July 1, 1996 (i) declare or pay any dividend on the Common Securities payable in shares of Common Securities, (ii) subdivide the outstanding Common Securities into a greater number of shares or (iii) combine the outstanding Common Securities into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Securities outstanding immediately after such event and the denominator of which is the number of shares of Common Securities that were outstanding immediately prior to such event.

          (B)  The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Securities (other than a dividend payable in like shares of Common Securities); provided that, in the event no dividend or distribution shall have been declared on the Common Securities during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

        SECTION 3.    Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A)  Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) on all matters submitted to a vote of the stockholders of the Corporation.

          (B)  Except as otherwise provided herein, in the Restated Certificate or by-laws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C)  (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the time of election of such Directors as herein provided, and (2) the holders of Series A Preferred Stock and the holders of other Preferred Stock upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors.

             (ii)  During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.

            (iii)  Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, the Chief Executive Officer, an Executive Vice President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

            (iv)  In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

             (v)  Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D)  Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        SECTION 4.    Certain Restrictions.

          (A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i)  declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

             (ii)  declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

            (iv)  purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        SECTION 5.    Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

        SECTION 6.    Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) times the aggregate amount to be distributed per share to holders of Common Securities, or (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

        SECTION 7.    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock (or Common Securities, as the case may be) are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock then outstanding shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock or respective Common Securities is changed or exchanged.

        SECTION 8.    No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

        SECTION 9.    Amendment. The Second Restated Certificate of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01CQCB 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as your name(s) appear(s) hereon. If the securities are jointly owned, both owners should sign. Full title of one signing in representative capacity should be clearly designated after signature. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + C Non-Voting Items A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed (term expires in 2014). Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Frank G. Brandenberg 02 - Joseph V. Borruso 1. Nominees: For Against Abstain For Against Abstain For Against Abstain 2. The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2012. B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5 and 6 and every ONE YEAR for Proposal 7. 03 - E. Erwin Maddrey, II For Against Abstain 4. The approval of an amendment to the Restated Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 300,000,000 to 175,000,000. 6. Advisory approval of the compensation paid to the Named Executive Officers. For Against Abstain 3. The approval of the 2011 Omnibus Equity Incentive Plan. 5. The approval of the Second Restated Certificate of Incorporation. 7. Advisory vote on the frequency of the advisory approval of the compensation paid to the Named Executive Officers. 1 Yr 2 Yrs 3 Yrs Abstain 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1 1 7 4 5 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 27, 2011. Vote by Internet Log on to the Internet and go to www.investorvote.com/KEM Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

P.O. Box 5928 Greenville, South Carolina 29606 2011 Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors The undersigned hereby appoints PER-OLOF LOOF and R. JAMES ASSAF, and each of them, proxies, with full power of substitution, and revocation, acting by a majority of those present and voting or, if only one is present and voting then that one, to vote the common stock of KEMET Corporation which the undersigned is entitled to vote, at the 2011 Annual Meeting of Stockholders scheduled to be held July 27, 2011, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if present, with respect, to the matters on the reverse side. Your shares will be voted as directed herein. If the proxy is signed and no direction is given for any item, it will be voted FOR the nominees listed and FOR Proposals 2, 3, 4, 5 and 6 and for ONE YEAR for Proposal 7. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — KEMET Corporation IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

PROPOSAL TO ELECT THREE DIRECTORS
DIRECTOR COMPENSATION TABLE
PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TO APPROVE THE KEMET CORPORATION 2011 OMNIBUS EQUITY INCENTIVE PLAN
Overview
Summary of the 2011 Incentive Plan
Federal Income Tax Consequences
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 175,000,000
PROPOSAL TO APPROVE THE SECOND RESTATED CERTIFICATE OF INCORPORATION
SECURITY OWNERSHIP
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
OPTION EXERCISES AND STOCK VESTED TABLE
PENSION BENEFITS TABLE
NONQUALIFIED DEFERRED COMPENSATION TABLE
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
PROPOSAL CONCERNING ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO THE CORPORATION'S NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY" VOTE)
PROPOSAL CONCERNING ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER SAY-ON-PAY VOTES
REPORT OF THE AUDIT COMMITTEE
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
ADDITIONAL INFORMATION
ANNEX A KEMET CORPORATION 2011 OMNIBUS EQUITY INCENTIVE PLAN
ANNEX B PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
ARTICLE FOUR
ANNEX C SECOND RESTATED CERTIFICATE OF INCORPORATION OF KEMET CORPORATION
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR
ARTICLE FIVE
ARTICLE SIX
ARTICLE SEVEN
ARTICLE EIGHT
ARTICLE NINE
ARTICLE TEN
ARTICLE ELEVEN
ARTICLE TWELVE
CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF JUNIOR PARTICIPATING PREFERRED STOCK, SERIES A OF KEMET CORPORATION